UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss.240.14a-12

ELIZABETH ARDEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on November 1, 2010

          The annual meeting of shareholders of Elizabeth Arden, Inc. will be held on Monday, November 1, 2010, at 10:00 a.m., local time, at our corporate office located at 200 Park Avenue South, 7th Floor, New York, New York 10003, for the following purposes, as described in the attached proxy statement:

1.	To elect as directors the seven nominees named in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To approve the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

          The board of directors has fixed the close of business on September 13, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of that meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting. For 10 days prior to the annual meeting and during the annual meeting, a list of shareholders entitled to vote will be available for inspection at our corporate office located at 200 Park Avenue South, 7th Floor, New York, New York 10003.

          It is important that your shares be represented at the annual meeting regardless of how many shares you own. Whether or not you intend to be present at the annual meeting in person, we urge you to complete, date and sign the enclosed proxy card and return it in the envelope provided for that purpose. Many shareholders who hold their shares in the street name of a bank or brokerage firm may have the option to vote by telephone or the Internet. We urge you to vote by telephone or the Internet, if possible, since your vote will be recorded quickly and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. See your proxy card for further instructions on voting. Voting by mail, by telephone or through the Internet will not prevent you from voting in person at the meeting. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person even if you have previously completed and returned the enclosed proxy card or voted by telephone or through the Internet. Also, you may revoke your proxy by written notice sent to the attention of Secretary, Elizabeth Arden, Inc., or by delivery of a later-dated proxy at any time before it is voted.

By Order of the Board of Directors

OSCAR E. MARINA
Secretary

Miramar, Florida
September 28, 2010

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE
ACCOMPANYING POSTAGE-FREE ENVELOPE OR TO VOTE BY TELEPHONE OR THE INTERNET WHERE
POSSIBLE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

ELIZABETH ARDEN, INC.
________________________

PROXY STATEMENT
_________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 1, 2010

General

          This proxy statement is being furnished to holders of common stock, par value $.01 per share, of Elizabeth Arden, Inc., in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held at our corporate office located at 200 Park Avenue South, 7th Floor, New York, New York 10003, at 10:00 a.m., local time, on November 1, 2010, and at any adjournment or postponement of the meeting, for the purposes set forth in the accompanying notice of meeting.

          It is anticipated that our annual report for the fiscal year ended June 30, 2010 (fiscal 2010), this proxy statement and the accompanying form of proxy card will be first mailed to our shareholders on or about September 28, 2010. The annual report is not to be regarded as proxy soliciting material.

Outstanding Shares and Voting Rights

          Only holders of record of our common stock at the close of business on September 13, 2010, are entitled to notice of and to vote at the annual meeting. On that date, there were 27,804,416 shares of common stock entitled to vote on each matter to be presented at the annual meeting. Holders of our common stock have one vote per share on all matters.

          A majority of the shares of our common stock entitled to vote on a matter, represented in person or by proxy, will constitute a quorum for action on a matter at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers that do not receive instructions from beneficial owners may not exercise their discretionary voting power with respect to the election of directors or the approval of the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, but may exercise such discretionary authority with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011. Accordingly, if you do not instruct your broker how to vote on the election of directors or the proposal to approve the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, your broker will not vote for you.

          Pursuant to our by-laws, a majority of the votes cast at the annual meeting of shareholders at which a quorum is present is required to elect each director. With respect to matters other than the election of directors, our by-laws provide that, if a quorum is present at a meeting of shareholders, a matter is approved by our shareholders if the votes cast at the meeting in favor of a matter presented for shareholder approval exceed the votes cast against such matter, except as otherwise provided by our amended and restated articles of incorporation or applicable law. Consequently, the number of shares of common stock represented in person or by proxy, and entitled to vote at the meeting, that are voted in favor of the approval of the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan and the proposed ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011, must exceed the number of shares voted against the approval of each such matter in order for such proposals to be approved by our shareholders. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors, the proposal to approve the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, or the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

          Shares represented by a properly executed proxy received in time to permit its use at the annual meeting or any adjournment or postponement of this meeting, and not revoked, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted:

—	FOR the election of all of the nominees for director named in this Proxy Statement;

—	FOR the approval of the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan;

—	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2011; and

—	in the discretion of the proxy holders as to any other matter that may properly come before the annual meeting and any adjournment or postponement thereof.

          You are requested, regardless of the number of shares that you hold, to sign the proxy and return it promptly in the enclosed envelope, or, if permitted by your bank, brokerage firm or other custodian, to vote by telephone or through the Internet. If you are a beneficial holder of our common stock, you should follow the voting instructions you will receive with our proxy materials from your broker, bank or other custodian. If you want to change your voting instructions, you must contact your custodian as directed in the instructions they provide. Each shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice sent to the attention of Secretary, Elizabeth Arden, Inc., or by delivery of a later-dated proxy. Voting by mail, by telephone or through the Internet will not prevent you from voting in person at the meeting. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person even if you have previously completed and returned the enclosed proxy card or voted by telephone or through the Internet. If you hold shares through a bank or in a brokerage account and you plan to attend and vote in person at the annual meeting, you will need to bring valid photo identification, a copy of a statement reflecting your share ownership as of the record date, and a legal proxy from your bank, broker or other custodian. This is because shareholders who hold shares of our common stock through banks, brokers or other nominees are not entitled to vote under applicable state law and therefore need to obtain proxy voting authority from their custodians if they wish to vote in person at the meeting.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

          Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Elizabeth Arden, Inc. to be held on November 1, 2010: This proxy statement, the notice of annual meeting of shareholders, a sample form of the proxy sent or given to our shareholders, and our 2010 annual report are available on our website at http://annualmeeting.elizabetharden.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of September 15, 2010 (except as noted below), (i) the ownership of common stock by all persons known by us to own beneficially more than 5% of the outstanding shares of our common stock and (ii) the beneficial ownership of common stock by (a) each of our directors and nominees for director, (b) the chief executive officer and each of the other named executive officers as set forth in the Fiscal 2010 Summary Compensation Table below, and (c) all of our directors and current executive officers as a group, without naming them. The percentage of beneficial ownership set forth below is based on 27,812,866 shares of our common stock outstanding on September 15, 2010.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(2)

E. Scott Beattie(3)	2,144,518	7.4%
Fred Berens(4)	867,810	3.1%
Maura J. Clark(5)	29,000	*
Richard C. W. Mauran(6)	1,781,583	6.4%
William M. Tatham(7)	82,530	*
J. W. Nevil Thomas(8)	235,303	*
A. Salman Amin(9)	0	--
Paul F. West(10)	347,295	1.2%
Joel B. Ronkin(11)	374,828	1.3%
Stephen J. Smith(12)	402,787	1.4%
Pierre B. Pirard(13)	67,744	*
Oscar E. Marina(14)	162,015	*
Ronald L. Rolleston(15)	218,305	*
Elizabeth T. Park (16)	103,267	*
NWQ Investment Management Company, LLC (17)	2,975,631	10.7%
M&G Investment Management Limited and
M&G Investment Funds 1(18)	3,864,986	13.9%
All directors and executive officers as a group (13 persons)(19)	6,572,677	21.9%

*	Less than one percent of the class.

(1)	Except as otherwise noted below, the address of each of the persons shown in the above table is c/o Elizabeth Arden, Inc., 2400 S.W. 145 Avenue, 2nd Floor, Miramar, Florida 33027.

(2)

Includes, where applicable, shares of common stock issuable upon the exercise of options to acquire common stock held by such person that may be exercised within 60 days after September 15, 2010. Also includes unvested shares of restricted stock, including market-based restricted stock (MBRS), performance-based restricted stock (PBRS) and service-based restricted stock (SBRS), as to which such person has voting power but no dispositive power. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially owned by them.

(3)

Includes (i) 739,929 shares of common stock, (ii) 108,800 shares of MBRS, (iii) 119,867 shares of SBRS, (iv) 44,400 shares of PBRS, (v) 130,000 shares of common stock held in a grantor retained annuity trust for which Mr. Beattie is the trustee, and (vi) 1,001,522 shares of common stock issuable upon the exercise of stock options. Of these shares of common stock, 739,929 shares are held by brokers in margin accounts, regardless of whether loans are outstanding.

(4)

Includes (i) 796,653 shares of common stock and (ii) 61,000 shares of common stock issuable upon the exercise of stock options. Of these shares of common stock, 796,653 shares are held by brokers in margin accounts, regardless of whether loans are outstanding. The address of Mr. Berens is 200 South Biscayne Boulevard, Suite 3200, Miami, Florida 33131.

(5)	Includes (i) 10,000 shares of common stock and (ii) 19,000 shares of common stock issuable upon the exercise of stock options. The address of Ms. Clark is 1001 Liberty Avenue, Pittsburgh, PA 15222.

(6)

Includes (i) 1,467,198 shares of common stock owned by Euro Credit Investments Limited and 253,385 shares of common stock owned by Sloan Financial Corporation, companies controlled by Mr. Mauran, and (ii) 61,000 shares of common stock issuable upon the exercise of stock options. The address of Mr. Mauran is 31 Burton Court, Franklins Row, London SW3, England. Of these shares of common stock, 1,720,583 shares are held by brokers in margin accounts, regardless of whether loans are outstanding.

(7)

Includes (i) 6,630 shares of common stock owned individually by Mr. Tatham, (ii) 6,950 shares of common stock owned by Mr. Tatham's spouse, (iii) 950 shares of common stock owned by a family holding company of which Mr. Tatham is president and director, and (iv) 68,000 shares of common stock issuable upon the exercise of stock options. Mr. Tatham disclaims beneficial ownership as to the shares of common stock owned by his spouse and the family holding company. The address of Mr. Tatham is 4101 Yonge Street, Suite 501, Toronto, Ontario M2P 1N6 Canada.

(8)

Includes (i) 6,765 shares of common stock owned individually by Mr. Thomas, (ii) 5,119 shares of common stock owned by Sandringham Capital Services Corp., a company controlled by Mr. Thomas, (iii) 136,238 shares of common stock held by Nevcorp, Inc., a company for which Mr. Thomas serves as Chief Executive Officer with voting and investment control over the shares, and which is owned by Mayfront Trust, of which Mr. Thomas' spouse and two children are trustees, (iv) 2,925 shares of common stock owned by Mr. Thomas' spouse, (v) 23,256 shares of common stock owned by S.E.T. Holdings Corporation, a corporation controlled by Mr. Thomas' spouse, and (vi) 68,500 shares of common stock issuable upon the exercise of stock options. Of these shares of common stock, 174,303 shares are held by brokers in margin accounts, regardless of whether loans are outstanding. Mr. Thomas disclaims beneficial ownership as to the shares of common stock owned by his spouse, Nevcorp, Inc., Mayfront Trust and S.E.T. Holdings Corporation. The address of Mr. Thomas is 130 Adelaide Street West, Oxford Tower, Suite 2900, Toronto, Ontario M5H 3P5 Canada.

(9)	The address of Mr. Amin is 700 Anderson Hill Road, Purchase, NY, 10580.

(10)	Includes (i) 57,146 shares of common stock, (ii) 54,000 shares of MBRS, and (iii) 236,149 shares of common stock issuable upon the exercise of stock options.

(11)

Includes (i) 51,127 shares of common stock, including 40,927 shares owned by Mr. Ronkin together with his wife as joint tenants with right of survivorship, (ii) 27,000 shares of MBRS, (iii) 56,901 shares of SBRS, (iv) 20,000 shares of PBRS, and (v) 219,800 shares of common stock issuable upon the exercise of stock options. Of these shares of common stock, 51,127 shares are held by brokers in margin accounts, regardless of whether loans are outstanding.

(12)

Includes (i) 47,153 shares of common stock, (ii) 18,000 shares of MBRS, (iii) 36,267 shares of SBRS, (iv) 15,600 shares of PBRS, and (v) 285,767 shares of common stock issuable upon the exercise of stock options.

(13)

Includes (i) 9,843 shares of common stock, (ii) 24,134 shares of SBRS, (iii) 5,600 shares of PBRS, and (iv) 28,167 shares of common stock issuable upon the exercise of stock options. Of these shares of common stock, 3,000 shares are held by brokers in margin accounts, regardless of whether loans are outstanding.

(14)

Includes (i) 36,792 shares of common stock, (ii) 18,000 shares of MBRS, (iii) 12,567 shares of SBRS, (iv) 4,400 shares of PBRS, and (v) 90,256 shares of common stock issuable upon the exercise of stock options.

(15)

Includes (i) 51,808 shares of common stock, (ii) 24,000 shares of MBRS, (iii) 13,334 shares of SBRS, (iv) 7,200 shares of PBRS, and (v) 126,529 shares of common stock issuable upon the exercise of stock options. Information provided as of January 26, 2010. See Note 19 below.

(16)

Includes (i) 25,699 shares of common stock, (ii) 12,000 shares of MBRS, (iii) 13,201 shares of SBRS, (iv) 7,200 shares of PBRS, and (v) 59,667 shares of common stock issuable upon the exercise of stock options. Information provided as of January 26, 2010. See Note 19 below.

(17)

Based on Amendment No. 4 to Schedule 13G dated August 31, 2010 filed by NWQ Investment Management Company, LLC, which reflects (i) sole voting power with respect to 2,642,971 shares, and (ii) sole dispositive power with respect to all of the shares. The address of NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.

(18)

Based on Amendment No. 4 to Schedule 13G dated December 31, 2009, filed by M&G Investment Management Limited and M&G Investment Funds 1, which reflects (i) shared voting and dispositive power held by M&G Investment Management Limited with respect to 3,864,986 shares, and (ii) shared voting and dispositive power held by M&G Investment Funds 1 with respect to 3,849,401 shares. The address of M&G Investment Management Limited and M&G Investment Funds 1 is Governor's House, Laurence Pountney Hill, London EC4R 0HH, United Kingdom.

(19)

Includes (i) 3,810,581 shares of common stock, (ii) 2,173,260 shares of common stock issuable upon exercise of stock options, (iii) 258,036 shares of SBRS, (iv) 240,800 shares of MBRS, and (v) 90,000 shares of PBRS. Also includes 3,571,625 shares of common stock held in margin accounts, regardless of whether loans are outstanding. Does not include shares of common stock beneficially owned by Mr. Rolleston or Ms. Park, who were no longer serving as executive officers of the company as of June 30, 2010. See notes 15 and 16 above.

PROPOSAL 1 --
ELECTION OF DIRECTORS

Majority Voting for Directors

         Effective January 1, 2010, the board of directors adopted an amendment to our by-laws providing for majority voting in the election of our directors. Specifically, our by-laws provide that, in an uncontested election for directors, a director must receive a majority of the votes cast at the annual meeting of shareholders at which a quorom is present in order to be elected to the board, and in a contested election, a director must receive a plurality of the votes cast at the annual meeting of shareholders in order to be elected to the board. In addition, in conjunction with the effectiveness of the by-law amendment, our Corporate Governance Guidelines and Principles were amended to implement a policy that the board shall nominate for election or re-election as director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon the board's acceptance of such resignation if the candidate fails to receive the required vote at the next annual meeting at which such candidate faces election or re-election. In such event, the nominating and corporate governance committee must then recommend to the board what actions should be taken with respect to such director, and the board must publicly disclose its decision within 90 days of the date of certification of the election results. Each director nominee has submitted an irrevocable, conditional letter of resignation that will be considered by the board of directors if that candidate fails to receive a majority of the votes cast at the annual meeting.

Information about the Nominees

          Seven directors are to be elected at the annual meeting. Our amended and restated articles of incorporation provide that the number of directors constituting the board of directors shall not be less than one person, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire board. The board of directors has fixed the number of directors at seven.

          Based on the recommendation of the nominating and corporate governance committee, all seven nominees have been designated by the board of directors as nominees for election as directors, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Six of the seven nominees named below are currently serving as our directors. Mr. Salman Amin, who is "independent," as such term is defined by Rule 5605(a)(2) of Nasdaq's Listing Rules, has been nominated to hold the position that will become available because Mr. Paul West, who is an employee director, has not been nominated for re-election. Mr. Amin was identified as a candidate for director by a leading third-party search firm that we engaged to assist us in identifying and evaluating potential director nominees.

          In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. The board of directors does not anticipate that such an event will occur.

          The names of the nominees for our board of directors and information about them are set forth below.
Nominee	Director Since	Business Experience During Past Five Years and Other Directorships

E. Scott Beattie	January 1995

Mr. Beattie, age 51, has served as Chairman of our board of directors since April 2000, as our Chief Executive Officer since March 1998, and as one of our directors since January 1995. Mr. Beattie also has served as our President since August 2006, a position he also held from April 1997 to March 2003. In addition, Mr. Beattie served as our Chief Operating Officer from April 1997 to March 1998, and as Vice Chairman of the board of directors and Assistant Secretary from November 1995 to April 1997. He is a director of ObjectVideo, Inc., an information technology company. Mr. Beattie is also a director and a member of the executive committee of the Personal Care Products Council, the national trade association for the cosmetic and personal care products industry, a member of the advisory board of the Ivey Business

School, and a member of the board of directors of PENCIL, a not-for-profit organization that benefits New York City public schools.

The has board selected Mr. Beattie to serve as a director because of his proven record of leadership and his instrumental role in the growth of our company, as well as his extensive knowledge of our industry. Throughout his career with our company he has acquired valuable financial, management, operational and industry expertise that provides the board of directors with a unique and valuable perspective on the opportunities and challenges that face our company.

Fred Berens	July 1992

Mr. Berens, age 67, has served as our lead independent director since February 2009. Mr. Berens has served in various capacities with Wells Fargo Advisors LLC (formerly known as Wachovia Securities, Inc.), an investment-banking firm, since March 1965, most recently as managing director-investments since September 2004. Mr. Berens has served on the board of trustees of the University of Miami since 1972.

The board has selected Mr. Berens to serve as a director because of his financial expertise and his knowledge of capital markets. Mr. Berens' experience as a managing director with large investment banking firms has provided him with excellent financial and analytical skills that are valuable to the board of directors. In addition, Mr. Berens' prior service on the board of directors and audit committees of Peninsula Federal Savings & Loan and Intercontinental Bank provided him with extensive experience in board and audit committee functions that are valuable to the board of directors.

J. W. Nevil Thomas	July 1992

Mr. Thomas, age 72, served as non-executive Vice Chairman of our board of directors from April 1997 to August 2006 and previously served as Chairman of our board of directors from July 1992 to April 1997. Mr. Thomas has served as President and Chief Executive Officer of Nevcorp, a financial and management consulting firm, since 1970, and has been Chairman of BCC Advisors, Inc. (formerly known as Bedford Capital Corporation) since 1982. Mr. Thomas is also a director of Reliable Life Insurance Company and Old Republic Insurance Company of Canada, non-public wholly-owned subsidiaries of Old Republic International Corporation, and a director of Templeton Growth Funds, Ltd., a publicly traded mutual fund managed by a wholly-owned subsidiary of Franklin Resources, Inc. in addition to the public companies noted above, Mr. Thomas has served on the boards of several companies traded on the Toronto Stock Exchange (including Pet Valu, Inc., Fidelity Trust Company, and Simcoe Erie General Insurance Company).

The board has selected Mr. Thomas to serve as a director because his long career as a private equity investor and public company director has provided him with significant experience in evaluating and advising management teams through growth and expansion and with extensive knowledge of a full range of corporate and board functions that brings a valuable perspective to the board of directors.

Richard C.W. Mauran	July 1992

Mr. Mauran, age 76, is a private equity investor. Over the course of his career, Mr. Mauran founded two successful Canadian companies (FoodCorp and Industrial Growth Fund, which became Mackenzie Financial Corporation, one of Canada's largest mutual fund management companies). In addition, he served as a director of several publicly-traded companies (including Microbix Biosystems, Inc. (Toronto Stock Exchange), Premcor, Inc. (NYSE and Toronto Stock Exchange), and US Physical Therapy, Inc. (NASDAQ)).

The board has selected Mr. Mauran to serve as a director because his long career as an entrepreneur, private equity investor and public company director has provided him with significant experience in successfully leading companies through growth and expansion and a unique perspective that is valuable to the board of directors.

Maura J. Clark	August 2005

Ms. Clark, age 51, has served as President, Direct Energy Business, of Direct Energy Services, LLC, an energy and energy services provider in North America and a subsidiary of United Kingdom based Centrica plc since September 2007. From July 2006 to September 2007, Ms. Clark served as Executive Vice President, Mergers and Acquisitions, of Direct Energy Services LLC. From April 2005 until July 2006, Ms. Clark was the Senior Vice President, North American Strategy and Mergers and Acquisitions of Direct Energy Services. From March 2003 to April 2005, Ms. Clark was an independent consultant providing strategic and corporate development services. From October 2000 to February 2003, Ms. Clark was a managing director at Goldman Sachs & Co., an investment-banking firm. From August 1995 to September 2000, Ms. Clark served as the Executive Vice President, Corporate Development and Chief Financial Officer for Premcor, Inc. (formerly known as Clark Refining & Marketing, Inc.), a petroleum refiner and marketer. Ms. Clark is a chartered accountant.

The board has selected Ms. Clark to serve as a director because of the financial, accounting, executive and corporate development expertise that she has developed through her various positions with Direct Energy Services LLC, Goldman Sachs & Co., and Premcor, Inc., and her qualification as a chartered accountant.

William M. Tatham	July 2001

Mr. Tatham, age 51, has served as Chairman and Chief Executive Officer of NexJ Systems, Inc., a Canada-based client relationship management software company, since June 2006, and as Chief Executive Officer and general managing partner of XJ Partners, Inc., a Canada-based strategy consulting company since September 2001. From November 2000 to June 2001, Mr. Tatham served as Vice President and General Manager of Siebel Systems, Inc., an e-business applications software company. From 1990 until its acquisition by Siebel Systems in November 2000, Mr. Tatham served as the Chairman and Chief Executive Officer of Janna Systems, Inc., a publicly-held, Canada-based software development company that Mr. Tatham founded.

The board selected Mr. Tatham to serve as a director because of the valuable executive and information technology expertise that he has developed through his various positions with Janna Systems, Inc., Siebel Systems, XJ Partners, Inc., and NexJ Systems, Inc.

A. Salman Amin	Nominee

Mr. Amin, age 50, has served as Executive Vice President, Sales and Marketing, for PepsiCo, Inc. since September 2009. From 1995 through August 2009, Mr. Amin served in various management and marketing positions with PespiCo, Inc., including serving as President of PepsiCo United Kingdom and Ireland, Senior Vice-President and Chief Marketing Officer for Pepsi-Cola International, and Chief Marketing Officer and General Manager, International Marketing Development, Frito-Lay International. Prior to joining PepsiCo, Inc. in 1995, Mr. Amin spent 10 years with Procter & Gamble Company in various positions of increasing responsibility in brand management roles.

The board has selected Mr. Amin to serve as a director because of his extensive career with two leading global consumer packaged goods companies. This experience has provided him with a broad set of brand management, marketing, sales, financial and strategic skills, developed through his postings around the world in locations such as the Middle East, Asia, Europe and the United States, which will bring a valuable perspective to the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Federal securities laws require our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of initial ownership and reports of subsequent changes in ownership with the U.S. Securities and Exchange Commission (SEC) and to provide us copies of these reports. Specific due dates have been established, and we are required to disclose any failure of these persons to file those reports on a timely basis during our fiscal year ended June 30, 2010. To the best of our knowledge, based solely upon a review of copies of reports furnished to us, filings with the SEC and written representations that no other reports were required, all of our directors, executive officers and ten percent or greater beneficial owners of our common stock made all such filings on a timely basis, except that a Form 4 regarding a purchase made by Ms. Clark was not filed on a timely basis.

GOVERNANCE OF THE COMPANY

          Corporate Governance Guidelines and Principles. Our Corporate Governance Guidelines and Principles set forth the responsibilities and qualification standards of the members of our board of directors and are intended as a component of the governance framework within which the board of directors, assisted by its committees, directs our affairs. Among other things, our Corporate Governance Guidelines and Principles provide that our independent directors have the opportunity to meet in executive session at every board and board committee meeting, with the agenda for such meetings being established by our lead independent director. The full text of our Corporate Governance Guidelines and Principles, as approved by the board, is published on our website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Guidelines & Principles."

          The listing standards of the Nasdaq Global Select Market (Nasdaq) require that a majority of our board be composed of directors who are "independent," as such term is defined by Rule 5605(a)(2) of Nasdaq's Listing Rules. Our board has determined that each of our directors, with the exception of Mr. Beattie and Mr. West (who has not been nominated for re-election), is independent under Nasdaq and SEC rules. In making its independence determination, the board considered that Mr. Berens received compensation from Wells Fargo Advisors LLC of approximately $8,654 during fiscal 2010 resulting from services provided to certain of our executive officers by the financial advisory and account management group that Mr. Berens heads. Our company does not directly or indirectly reimburse Wells Fargo Advisors LLC for such fees. The board concluded that such relationship did not interfere with Mr. Berens' ability to exercise independent judgment in carrying out the responsibilities of a director.

          Shareholders may communicate with the board, individual members of the board or its committees by writing to: Secretary, Elizabeth Arden, Inc., 2400 S.W. 145th Avenue, Miramar, Florida 33027. The Secretary will then distribute such communications to the intended recipient(s).

          Code of Business Conduct. All of our employees, officers and directors are required to abide by our Code of Business Conduct which requires that they conduct our business with the utmost integrity and honesty and in a manner that adheres to the highest ethical standards and fully complies with all applicable laws and regulations. The full text of the Code of Business Conduct, as approved by our board, is published on our website, at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Code of Business Conduct."

          Supplemental Code of Ethics. Our directors, the chief executive officer, the chief financial officer, and our other executive officers and finance officers are also required to comply with our Supplemental Code of Ethics for the Directors and Executive and Finance Officers. This Supplemental Code of Ethics is intended to cover, among other things, the avoidance and handling of conflict of interest situations and the review of disclosure and accounting matters, including the adequacy of disclosure controls and procedures and internal controls over financial reporting. Any alleged violation of the Supplemental Code of Ethics or any violation of law must be reported to our general counsel or the chairperson of the audit committee, which may be done anonymously, in accordance with the procedures set forth in the Supplemental Code of Ethics.

          The full text of this Supplemental Code of Ethics, as approved by our board, is published on our website, at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Code of Ethics."

Board Leadership Structure; Lead Independent Director

          E. Scott Beattie serves as both our Chairman of the Board and Chief Executive Officer. The board has determined that the most effective leadership structure for our company at this time is for Mr. Beattie to serve as both Chairman of the Board and Chief Executive Officer. Mr. Beattie is ultimately responsible for the day-to-day operations of our company and for execution of our business strategy. Accordingly, the board believes that Mr. Beattie's in-depth knowledge of company operations and performance, as well as the challenges faced by our company and his leadership on the board enhances communications between management and the board and best positions him to identify the strategic issues and risks to be considered by the board. The board retains the authority to modify this structure to best address our company's needs, as and when appropriate, and there have been times in our company's history when the positions of Chairman of the Board and Chief Executive Officer were not held by the same person.

          In order to enhance the board's active and objective oversight of our company's management, the board established the position of lead independent director in February 2009 and elected Mr. Fred Berens to serve in that role until November 30, 2011, subject to his annual re-election to the board by our shareholders. The responsibilities of our lead independent director include acting as the principal liaison between the independent directors and the chairman of the board, developing the agenda for and presiding over executive sessions of the board's independent directors, recommending to the board the retention of advisors and consultants who report directly to the board, chairing meetings of the board if the Chairman is not present, and serving as a liaison for consultation and communication with shareholders. A copy of the charter for our lead independent director is available on our website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Lead Independent Director Charter."

Meetings and Committees of Our Board of Directors

          During fiscal 2010, the board met five times and each director attended at least 75% of the total meetings of the board and at least 75% of the total meetings of the committees of the board on which such director served. Our independent directors generally meet in executive session after board or board committee meetings. During fiscal 2010, the board had three committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. Directors are not required to attend our annual meetings of shareholders. Mr. Beattie was the only director present at our 2009 annual meeting of shareholders.

The Audit Committee

          The audit committee consists of Messrs. Berens and Tatham and Ms. Clark. Our board has determined that Mr. Berens and Ms. Clark are "audit committee financial experts" for purposes of the SEC's rules and that each of the members of the audit committee is independent, as defined by applicable SEC and Nasdaq rules. Mr. Berens chairs the audit committee, which met five times during fiscal 2010.

The audit committee oversees the quality and integrity of our accounting and financial reporting process, the adequacy of our internal controls and the audits of our consolidated financial statements, and also carries out such other duties as directed by the board. The audit committee is responsible for, among others: (1) selecting, negotiating the compensation of, and overseeing the work of, the independent registered public accounting firm, including approving all audit, audit-related and permitted non-audit services performed for us by the independent registered public accounting firm and reviewing their independence; (2) reviewing the planning and staffing of the audit, including ensuring the rotation of the audit partner of the independent registered public accounting firm as required by law; (3) investigating matters brought to the attention of the audit committee; (4) reviewing our financial reporting activities, including the annual and quarterly reports and the consolidated financial statements included in such reports, the accounting principles, standards, policies and practices followed by us and the adequacy of our internal controls over financial reporting; (5) reviewing the internal quality control review of the independent registered public accounting firm and evaluating their qualifications and performance; (6) approving the audit committee report included in this proxy statement; (7) reviewing the independent registered public accounting firm's certification and report on management's assessment of internal controls; and (8) reviewing and approving related person transactions.

          The responsibilities of the audit committee, as approved by the board, are set forth in the audit committee charter, a copy of which is available on our website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Audit Committee."

The Compensation Committee

          The compensation committee consists of Messrs. Berens, Tatham and Thomas. The board of directors has determined that each of the members of the compensation committee is independent, as defined by applicable Nasdaq rules. Mr. Berens chairs the compensation committee, which met twice during fiscal 2010.

          The compensation committee is responsible for, among other things: (1) establishing an overall compensation strategy and programs for our executive officers and other employees, including approving grants of restricted stock, stock options and cash bonus awards under our incentive plans; (2) reviewing and approving the compensation of our executive officers; (3) administering our stock and cash incentive plans, and the employee stock purchase plan; (4) reviewing and discussing with management our disclosures contained in the Compensation Discussion and Analysis, and making a recommendation to the board regarding the inclusion of the Compensation Discussion and Analysis in our proxy statement; and (5) reviewing and making recommendations to the board regarding non-employee director compensation.

          The responsibilities of the compensation committee, as approved by the board, are set forth in the committee's charter, a copy of which is available on our website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Compensation Committee."

          The compensation committee has the authority, pursuant to its charter, to engage the services of outside experts and advisors as it deems necessary and appropriate to assist the compensation committee in fulfilling its responsibilities. Since 2002, the compensation committee has engaged Mercer (US) Inc., a global compensation and benefits consulting firm and wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to provide the compensation committee with third-party data and advice in connection with the compensation committee's deliberations regarding executive compensation. Mercer's fees for executive compensation consulting services provided to the compensation committee in fiscal 2010 were $128,891.

          Mercer reviews and evaluates our executive compensation strategy and programs to ensure that they continue to accomplish our compensation objectives, reflect industry best practices, and are competitive with the market. More specifically, at the request of the compensation committee, Mercer (1) assesses the pay competitiveness of our executive officer positions, (2) conducts a business performance analysis to gauge the relative alignment between our performance and executive officer compensation relative to our peer group, (3) reviews and validates our bonus program design, incentive award opportunities, and long-term incentive grant practices, and (4) summarizes and reports to the compensation committee on trends, regulatory developments and other factors affecting executive officer compensation. Based on these activities, Mercer makes recommendations regarding, and proposes adjustments to, our executive officer compensation programs as it deems appropriate. While Mercer works closely with the appropriate members of our executive management team in performing these activities, Mercer reports directly to and is retained by the compensation committee on all executive compensation matters. Mercer periodically attends compensation committee meetings.

          During fiscal 2010, Mercer and its Marsh & McClennan affiliates were also retained by us to provide services unrelated to executive compensation, including insurance brokerage services and human resources consulting services such as providing advice regarding our benefit programs in the areas of benefit plan design, compliance, communication, administration and funding. The aggregate fees paid for those other services in fiscal 2010 were $678,566. The compensation committee did not review or approve the other services provided to us by Mercer and its Marsh & McClennan affiliates, as those services were approved by management in the normal course of business. We have been advised by Mercer that the reporting relationship and compensation of the Mercer consultants who perform executive compensation consulting services for our compensation committee is separate from, and is not determined by reference to, Mercer's or Marsh & McClennan's other lines of business and their other work for us. The compensation committee considers these separate reporting relationships and compensation structures, and the other policies and procedures implemented by Mercer, to be adequate to ensure that Mercer's advice to the compensation committee is independent and objective and not influenced by the other relationships that our company has with Mercer and its Marsh & McClennan affiliates.

The Nominating and Corporate Governance Committee

          The nominating and corporate governance committee consists of Messrs. Mauran and Thomas and Ms. Clark. The board has determined that each of the members of the nominating and corporate governance committee is independent, as defined by applicable Nasdaq rules. Mr. Mauran chairs the nominating and corporate governance committee, which met twice during fiscal 2010.

          The nominating and corporate governance committee is responsible for evaluating and recommending to the board candidates for nomination for election or re-election by the shareholders to the board of directors, evaluating and recommending candidates for the committees of the board, considering corporate governance issues and developing appropriate recommendations and policies for the board regarding such matters. The nominating and corporate governance committee reviews with the board, at least annually, the appropriate skills, characteristics and experience represented on the board of directors in light of our company's strategic direction, opportunities and risks, as well as the perceived needs of the board at that point in time. As part of the board's program for succession planning and director recruitment, the nominating and corporate governance committee evaluates, at least annually, the current board composition in order to allow the board to focus on identifying and attracting new members that would most benefit the board at a particular point in time.

          The nominating and corporate governance committee's consideration and nomination of director candidates for election or re-election to the board includes an assessment of candidates' experience, qualifications, competencies, judgment, and skills, in the context of the perceived needs of the board at the time of assessment. Although we do not have a formal diversity policy, the nominating and corporate governance committee does consider diversity in the experience, qualifications, competencies, perspectives and skills of our directors when evaluating the composition of our board.

          The nominating and corporate governance committee considers recommendations for board of directors candidates submitted by shareholders, provided that the recommendations are made in accordance with the procedure required under our by-laws and described in this proxy statement under the heading "Shareholder Proposals and Nominations of Board Members for the 2011 Annual Meeting," using the same criteria it applies to recommendations from its committee, directors or members of management. Shareholders may submit recommendations by writing to the nominating and corporate governance committee as follows: Nominating and Corporate Governance Committee, c/o Secretary, Elizabeth Arden, Inc., 2400 S.W. 145th Avenue, Miramar, Florida 33027. The responsibilities of the nominating and corporate governance committee, as approved by the board, are set forth in the committee's charter, a copy of which is available on our website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Nominating Committee."

Board's Role in Risk Oversight

          The board oversees the management of risks inherent in the operation of our business and the implementation of our business strategy. The board performs this function in part through the board's committees, which oversee the management of company risks that fall within each committee's area of responsibility. Each board committee has full access to company management, as well as the ability to engage independent advisors, to assist the committees in performing these oversight functions.

          The audit committee oversees our policies and processes relating to our financial statements and financial reporting processes, as well as management's assessment of key credit risks, liquidity risks, foreign currency exchange risks, contingencies arising from legal disputes, and the effectiveness of our internal control structure. The compensation committee reviews our overall compensation programs and the effectiveness of those programs in linking executive pay to performance and aligning the interests of our executives and our shareholders. The compensation committee also reviews and evaluates management's assessment of whether our compensation policies and procedures are reasonably likely to have a material adverse effect on our company. Both management of the company and the compensation committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on our company. The nominating and corporate governance committee oversees risks related to our governance structure and processes, and also oversees our management succession planning process. The board believes that its risk oversight role is not affected by the fact that the positions of chairman and chief executive officer are both held by Mr. Beattie.

          In addition, the board considers specific risk topics, including strategic, sales, financial and operational risks, as the need arises. These topics are considered and discussed in a business risk review, which is generally conducted annually, as well as in connection with the board's review of the detailed management reports provided at each board meeting. The business risk review includes management's comprehensive analysis of our risk profile and actions taken by management to manage and mitigate the risks identified.

Related Person Transaction Policy

          Our written Related Person Transaction Policy requires that our board or audit committee approve or ratify all transactions involving amounts in excess of $120,000 between our company or one or more of our subsidiaries and any related person. Under the Related Person Transaction Policy, the board or audit committee reviews the relevant facts of the proposed transaction and the interest of the related person in the transaction, and either approves or rejects the proposed transaction. If a related person transaction that has not been previously approved or previously ratified is discovered, that transaction will be presented to the board or audit committee for ratification. No director can participate in the deliberation or approval of any related person transaction in which such director is the related person.

          For purposes of the Related Person Transaction Policy, a "related person" means (i) any director or executive officer of ours, (ii) any nominee for director, (iii) any 5% beneficial owner of our common stock, (iv) any immediate family member of a director, nominee for director, executive officer or 5% beneficial owner of our common stock, and (v) any firm, corporation, or other entity in which any of these persons is employed or is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest. The Related Person Transaction Policy provides that the following types of transactions are deemed to be pre-approved under the policy: (1) transactions that are available to related persons on the same terms as such transactions are available to all employees generally; (2) compensation or indemnification arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the board or the compensation committee; (3) transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction; (4) transactions in which the related person's interest derives solely from his or her ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis, (5) director compensation arrangements, if such arrangements have been approved by the board or the nominating and corporate governance committee; and (6) any other transaction which is not required to be disclosed as a "related person transaction" under applicable securities regulations. The Related Person Transaction Policy defines the term "immediate family member" to mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, nominee for director, executive officer, or 5% beneficial owner of our common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer, or 5% beneficial owner.

          During fiscal 2010, we did not have any related person transactions that were required to be reported pursuant to applicable securities regulations.

DIRECTOR COMPENSATION

          The board's general policy on director compensation is that compensation for non-employee directors should consist of both cash and equity-based compensation and should provide for competitive total pay levels to facilitate the attraction and retention of qualified board members. Directors who are our employees (currently Messrs. Beattie and West) are not paid for board service in addition to their regular employee compensation, except that, since he became a director, Mr. West has received stock option grants consistent with those made to non-employee directors.

         In fiscal 2010, our compensation committee requested Mercer to prepare an assessment of the competitiveness of our non-employee director compensation program, which was last reviewed by Mercer in August 2006. Based on that review, the compensation committee recommended to the board, and in August 2010 the board approved, certain modifications in director compensation in order to make our non-employee director compensation more competitive with industry peers and other comparable companies. Non-employee directors (currently, all directors other than Messrs. Beattie and West) will now receive the following standard compensation, as well as reimbursement for all expenses incurred in connection with their activities as directors:

Annual Retainer	$45,000 (increased from $35,000)
Board Meeting Fee (in person attendance)	$1,500
Board/Committee Meeting Fee (telephonic attendance)	$750
Committee Meeting Fee (whether or not on same day as board meeting) (effective after August 10, 2010)	$1,500

          The chairpersons of the board committees will receive the following additional annual retainer fees:

Audit Committee Chairperson	$12,500 (increased from $10,000)
Compensation Committee Chairperson	$9,000 (increased from $5,000)
Nominating and Corporate Governance Committee Chairperson	$6,500 (increased from $3,500)

          In addition, the director selected to serve as our Lead Independent Director will continue to receive an additional annual retainer fee of $20,000.

          Non-employee directors are also entitled to receive grants of options to purchase our common stock under our 2004 Non-Employee Director Stock Option Plan (the 2004 Non-Employee Director Plan). The 2004 Non-Employee Director Plan provides that each non-employee director receives a grant of options to purchase common stock upon election or re-election at our annual meeting of shareholders. The options are granted on the annual meeting date and vest on the third anniversary of the date of grant if the non-employee director has continued to serve as a director until such date. If a director dies, is permanently disabled or retires in good standing after age 70, the options become immediately exercisable. The exercise price for each option equals the closing price of our common stock on the date of grant.

          Under the 2004 Non-Employee Director Plan, the board may determine the number of options to purchase our common stock to be awarded to the non-employee directors, based on a review of other comparable companies. For fiscal 2010, the number of options to purchase shares of common stock to be awarded under the 2004 Non-Employee Director Plan was 6,000 shares. In addition, since he became a director, Mr. West has also received option grants consistent with those made to non-employee directors under the 2004 Non-Employee Director Plan.

          Accordingly, upon re-election to the board at our November 12, 2009 annual meeting of shareholders, each of our non-employee directors received a grant of stock options for 6,000 shares of our common stock under the 2004 Non-Employee Director Plan, and Mr. West received a grant of stock options for 6,000 shares of our common stock under our 2004 Stock Incentive Plan. These options will become exercisable on November 12, 2012, subject to the vesting terms described above. The exercise price for each option is $13.48, which was the closing price of our common stock on the date of grant. The stock options expire on November 12, 2019.

          In August 2010, the board approved a change in the manner of determining the number of stock options to be granted to non-employee directors under the 2004 Non-Employee Director Plan. Rather than receive a fixed number of stock options, beginning with the 2010 annual meeting of shareholders, upon election or re-election to the board, each of our nominees for director, other than Mr. Beattie, will receive a number of stock options having an aggregate grant date value of approximately $60,000, as determined using the Black-Scholes option pricing model. This change was made to provide more consistency in terms of grant date award values and the mix of equity versus cash compensation, as well as to improve director pay competitiveness relative to our industry peers. The stock options to be granted at our 2010 annual meeting of shareholders will vest on November 1, 2013, subject to the vesting terms described above. The exercise price of these stock options will be the closing price of our common stock on November 1, 2010.

          Our stock ownership guidelines for our directors require each of our directors to own common stock of our company equal to the lesser of (i) common stock having an aggregate market value of $105,000 or (ii) 6,500 shares. All of our directors currently comply with these stock ownership guidelines, and, if elected at the 2010 annual meeting of shareholders, Mr. Amin, will be required to comply with these stock ownership guidelines by November 1, 2013.

Fiscal 2010 Director Compensation Table

          The following table summarizes the compensation paid by us to our directors, other than Mr. Beattie, during fiscal 2010. For information regarding compensation paid by us to Mr. Beattie during fiscal 2010, please refer to the tables set forth under the caption "Executive Compensation Tables" starting on page 25.
Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)

Fred Berens(3)	83,750	35,880	119,630
Maura J. Clark(3)	48,500	35,880	84,380
Richard C. W. Mauran(3)	45,500	35,880	81,380
William M. Tatham(3)	44,500	35,880	80,380
J. W. Nevil Thomas(3)	45,250	35,880	81,130
Paul F. West(3)(4)	--	35,880	35,880

(1)	Reflects the amount of cash compensation earned in fiscal 2010 for board and committee service.

(2)

Reflects the aggregate grant date fair value of stock options granted in fiscal 2010 computed in accordance with FASB ASC Topic 718 - Stock Compensation (ASC 718). These amounts do not necessarily correspond to the actual value that may be recognized by our directors. For additional information on the valuation assumptions regarding the fiscal 2010 grants, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2010, as filed with the SEC.

(3)

The following table sets forth (i) the grant date fair value of the each stock option granted to our directors, other than Mr. Beattie, during fiscal 2010, calculated in accordance with ASC 718, and (ii) the aggregate number of stock options outstanding at June 30, 2010 for each of our directors, other than Mr. Beattie.

Name	Number of Stock Options Granted in Fiscal 2010 (#)	Grant Date Fair Value of Fiscal 2010 Stock Option Grants ($)	Aggregate Number of Outstanding Stock Options at June 30, 2010 (#)

Fred Berens	6,000	35,880	73,000
Maura J. Clark	6,000	35,880	31,000
Richard C. W. Mauran	6,000	35,880	73,000
William M. Tatham	6,000	35,880	80,000
J. W. Nevil Thomas	6,000	35,880	73,000
Paul F. West	6,000	35,880	248,149

(4)

Mr. West does not receive any cash compensation for his service as a director. Mr. West serves as a non-executive employee of the company. In this capacity during fiscal 2010, Mr. West earned a salary of $75,000 and received other compensation of $23,564 (consisting of a car allowance of $14,400, executive disability insurance premiums of $3,275, tax reimbursements of $2,097 on the executive disability insurance premiums, life insurance premiums of $216, and company 401(k) contributions of $3,576). The amount set forth in the "Aggregate Number of Unexercised Stock Options Outstanding at June 30, 2010" column for Mr. West includes stock option grants received by Mr. West prior to August 2006, when he served as one of our executive officers. Mr. West has not been nominated for re-election as a director.

COMPENSATION DISCUSSION AND ANALYSIS FOR FISCAL 2010

          This Compensation Discussion and Analysis should be read in conjunction with the tables and other information set forth in the section of this proxy statement captioned "Executive Compensation Tables" starting on page 25.

Objectives of Elizabeth Arden's Executive Compensation Program

          We design our executive compensation program in a manner consistent with our longstanding philosophy of providing "pay for performance." Each of the components of our executive compensation program is designed to facilitate fulfillment of one or more of our compensation objectives, which are:

—	Providing competitive compensation to attract, retain and motivate high caliber key management personnel;

—	Relating management compensation to the achievement of company goals and performance; and

—	Aligning the interests of management with those of our shareholders.

          Accordingly, our executive compensation program emphasizes performance-based incentive pay designed to reward creation of shareholder value.

Role of the Compensation Committee, Management and the Compensation Consultant in Compensation Decisions

          The compensation committee's primary responsibilities include reviewing and approving the compensation of our executive officers. Our senior vice president, global human resources and our vice president, global compensation and benefits develop recommendations for the compensation committee's review and consideration as to the amount and form of executive officer compensation. These individuals receive significant input from Mercer (US) Inc., a global compensation and benefits consulting firm, and from our chief executive officer with respect to the compensation program for our other executive officers. The compensation committee considers, but is not bound by, management's or Mercer's recommendations with respect to executive officer compensation.

          The compensation committee is also responsible for approving and determining compliance with performance targets under our short-term cash incentive and long-term incentive programs. In determining if, and at what level, the performance targets have been met, the compensation committee may, in its discretion, take into consideration whether our financial or operational performance was affected by extraordinary business and financial events including, but not limited to, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals or expenses relating to litigation judgments or settlements, restructurings, discontinued operations, debt extinguishment charges, reorganizations, acquisitions, divestitures, new licensing arrangements, and other unusual or non-recurring items.

Annual Executive Officer Compensation Analysis

          The compensation committee's current practice is to review the design of our executive officer compensation program and make specific decisions in August of each year regarding base salaries, short-term cash incentive program design and bonus opportunities for the upcoming fiscal year, and long-term incentive grants. This timing coincides with the board of directors' review of our financial and operating results for the most recently completed fiscal year and allows the compensation committee to consider those results, as well as our financial and operating plan for the upcoming fiscal year, as it makes compensation decisions.

Mercer assists the compensation committee in its annual review of chief executive officer and other executive officer compensation by conducting a competitive pay and performance analysis for our executive officer positions that compares our pay practices and company performance results against those of a selected group of peer companies (described below under the caption "Peer Group Information"), as well as broader market pay levels and compensation practices reported in published surveys of executive compensation for comparably-sized organizations. The first step in Mercer's compensation analysis is an assessment of each executive officer's job responsibilities to identify the appropriate, comparable position at peer group companies and other comparably-sized companies in the broader market to which such executive officer's base salary and other pay components should be compared. Using this information, Mercer then derives composite market values for executive officers from a blend of the peer group's proxy pay data and the broader market published survey data.

          The surveys used by Mercer in developing the composite market values that are reviewed by our compensation committee are published by Mercer and other compensation consulting firms. These surveys include pay data for executives at comparably-sized companies (ranging from approximately 50% to 200% of our revenues) in (i) non-durable goods manufacturing, (ii) all manufacturing and (iii) general industry categories, and all such published survey sources are weighted equally in developing the composite market values. Mercer's study covers all primary pay components (base salary, short-term cash incentives and long-term incentives) and "Total Direct Compensation," which is defined as the sum of base salary plus short-term cash incentives plus annualized long-term incentives awarded during the last three fiscal years. Total Direct Compensation is calculated using expected grant date values for long-term incentive awards, and does not take into account actual current value or forfeitures.

          We use the composite market values provided by Mercer as guidelines to develop targeted ranges of compensation. These ranges allow us to develop compensation packages for our executive officers that are intended to be sufficiently competitive to permit us to attract and retain highly talented executives, while also taking into consideration challenging performance goals under our incentive compensation plans. Historically, our actual Total Direct Compensation can range from levels well below the 50th percentile of the composite market values, if we do not achieve our threshold performance targets, to the 75th percentile or above of the composite market values, if we significantly exceed all of our performance targets.

          Using the composite market values as a guide, the compensation committee reviews and analyzes compensation for each executive officer and makes adjustments as it deems appropriate. The compensation committee's decisions regarding each element of fiscal 2010 compensation for each executive officer, including our chief executive officer, were based upon an overall review and subjective assessment of the following relevant factors, without giving specific weight to any one factor: achievement of our company goals and the individual's contribution to the achievement of those goals; job responsibility; level of individual performance; level of performance of the business unit for which such executive officer is responsible; compensation levels at peer group companies and comparably-sized companies in the broader market, as reflected in Mercer's market pay analysis; the individual's historical compensation levels; and the executive officer's experience and expertise and sustained level of contribution to our company. We have consistently applied this methodology of establishing executive compensation since 2002.

          While generally consistent with the ranges of compensation reflected in the composite market values for comparable positions, the base salaries and other compensation paid to our named executive officers may differ as a result of our assessment of their differing levels of responsibility and performance. For example, our chief executive officer, like the chief executive officers of other publicly-traded companies, receives a base salary and short-term cash incentive and long-term incentive awards that are higher than those paid or awarded to any other named executive officer in recognition of his ultimate responsibility for developing and ensuring the successful execution of our business strategy and business plan.

          Mercer's most recent analysis found that aggregate actual total cash compensation (base salary plus actual short-term cash incentive bonus) for fiscal 2010 for our executive officers was slightly above the 60th percentile of the composite market values, reflecting above-target cash bonus payouts for fiscal 2010 based on financial results that exceeded the relevant performance targets. Aggregate actual Total Direct Compensation also was slightly above the 60th percentile of the composite market values, due to above-target cash bonuses and the grant date values of the long-term incentive awards made over the last three fiscal years.

Peer Group Information

          In August 2009, the compensation committee conducted an overall review of executive officer compensation for the purpose of assessing executive officer compensation paid for fiscal 2009 and to assist in determining base salaries and short-term cash incentive opportunities for fiscal 2010 and long-term stock and cash incentives granted in fiscal 2010. For purposes of this review, Mercer solicited input from management and the compensation committee and recommended, and the compensation committee approved, a peer group consisting of the following fourteen companies in the fragrance, cosmetic, personal products, and/or luxury goods industries, having median net sales of $1.3 billion, just slightly above our fiscal 2010 net sales of $1.1 billion:

Alberto-Culver Company	Nu Skin Enterprises, Inc.
Bare Escentuals, Inc.	Physicians Formula Holdings
Chattem, Inc.	Polo Ralph Lauren Corp.
Church & Dwight Co., Inc.	Revlon, Inc.
Inter Parfums, Inc.	Sally Beauty Holdings, Inc.
International Flavors & Fragrances, Inc.	Sensient Technologies Corp.
Kenneth Cole Productions, Inc.	The Estee Lauder Companies, Inc.

          Mercer also provided the compensation committee a competitive pay and performance analysis in August 2010 that was used by the compensation committee to assess executive officer compensation awarded for fiscal 2010 and to determine base salaries and short-term cash incentive award opportunities for fiscal 2011, and long-term stock and cash incentives granted in fiscal 2011. The peer group used in the August 2010 analysis is similar to the one used in the August 2009 analysis, except that Prestige Brand Holdings was substituted for Bare Escentuals, Inc. and Chattem, Inc. because these two companies were no longer publicly traded at the time of the August 2010 analysis.

Elements of Elizabeth Arden's Executive Compensation Program

          Our executive compensation program for fiscal 2010 consisted primarily of base salaries, short-term cash incentive opportunities and long-term incentive compensation. In general, short-term cash incentive opportunities are expressed as a percentage of base salary, while long-term incentive grants are determined at the discretion of the compensation committee guided, in part, by ranges of composite market values provided by Mercer. We generally place a greater emphasis on long-term incentives, rather than short-term incentives, for executive officers with greater levels of responsibility to focus them on longer-term performance and shareholder value creation. Cash bonuses and the value of long-term incentive compensation for our executive officers are tied significantly to our financial performance, underscoring our focus on maximizing shareholder value. We describe each element of our executive compensation program below.

Base Salaries

          We believe that competitive base salaries are a necessary element of executive compensation to attract and retain highly qualified executive talent, and that such base salaries reflect the relative skills, experience, responsibilities and contributions to the company of our named executive officers. Our current practice is to review and set base salaries in August of each year, taking into account our targeted competitive base salary range (as discussed below), company, business unit and individual performance for the prior fiscal year, and any significant increase or decrease in responsibilities.

For fiscal 2010, the compensation committee targeted base salaries for our chief executive officer in a range within 25% of the median (50th percentile) of the composite market values, and for our other named executive officers in a range within 25% of the 60th percentile of the composite market values, as it had done in fiscal 2009. Based on our goal to recruit highly qualified managerial talent and our management recruiting experience, the compensation committee believes that this target base salary range is appropriate to permit us to compete effectively for executive talent. We frequently compete for such talent with larger companies, which are often located within high cost of living areas such as New York. The compensation committee targeted our chief executive officer's base salary at a slightly lower range of the composite market values than that of our other named executive officers to place greater emphasis for him on compensation from long-term incentive grants. Within these targeted competitive ranges, the compensation committee then determines each executive officer's base salary based upon an overall review and subjective assessment of several additional relevant factors, as noted above, without giving specific weight to any one factor.

          Each of the named executive officers, including our chief executive officer, received base salary increases effective September 1, 2009 of 2%. The compensation committee believed that this modest increase, which was less than the average raise for our non-executive employees, was appropriate to recognize the successful integration of the Liz Claiborne fragrance business and management's progress and efforts on our Global Efficiency Re-engineering initiative, which involved a re-engineering of our supply chain, logistics, distribution and transaction processing functions. In addition, base salaries for all eligible U.S.-based employees, including all named executive officers, were increased by 3% as a one-time adjustment to reflect the termination of our prior deferred cash grant program, which provided for a cash grant equal to 3% of an employee's cash compensation. The discontinued deferred cash grant program was originally adopted as a restricted stock grant program in 2001 to provide U.S.-based salaried employees a benefit comparable to the pension program provided to our foreign-based employees that joined us in connection with the Elizabeth Arden brand acquisition. For fiscal 2010, base salaries paid to our current named executive officers fell within our targeted competitive base salary ranges.

Short-Term Cash Incentives

          General. Our Management Bonus Plan is a variable short-term incentive plan that establishes target cash bonus opportunities expressed as a percentage of base salary that, in the case of our named executive officers, are payable upon the achievement of specified performance targets over specified performance periods. Performance targets established under our Management Bonus Plan can be based on one or more operational or financial measures determined at the company or business unit level. The Management Bonus Plan is designed to motivate a large number of our employees to achieve company, business unit and/or individual goals and to reward them for achieving these goals. Approximately 400 employees globally, including our named executive officers, received bonuses under the fiscal 2010 Management Bonus Plan.

          Generally, our performance targets under the Management Bonus Plan are based on our board-approved budget and business plan for the upcoming fiscal year, and the compensation committee determines annually the portion of the total target bonus opportunity for our named executive officers that may be earned on a quarterly or annual basis. All performance targets under the Management Bonus Plan are set at the beginning of the relevant performance period with the intent of being challenging, but achievable. Therefore, we anticipate that performance targets will often, but not automatically, be achieved. The maximum of all short-term incentive bonus opportunities under the Management Bonus Plan for any eligible employee is currently two times base salary, but in no event more than $3,000,000.

          Historically, the bonuses for our named executive officers under the Management Bonus Plan are targeted to be slightly above the median of the composite market values in years in which we achieve targeted financial performance levels. Targets under the Management Bonus Plan applicable to our named executive officers are usually designed, however, so that if our financial performance significantly exceeds our financial plan for the applicable fiscal year, actual payouts under the short-term cash incentive program could exceed our targeted range of composite market values for short-term cash incentive compensation. As our Management Bonus Plan history over the last four fiscal years reflects, if specified performance thresholds applicable to bonus opportunities under the Management Bonus Plan are not achieved, cash bonuses under the Management Bonus Plan are not paid.

          Fiscal 2010 Management Bonus Plan. Bonus opportunities under the fiscal 2010 Management Bonus Plan for our named executive officers (other than Mr. Ronkin and Mr. Pirard) were the same as in the prior fiscal year, targeted slightly above the median of the composite market values for the chief executive officer and the other named executive officers. The target bonus opportunity for our chief executive officer was equal to 100% of base salary, the median target bonus opportunity for chief executive officers in our peer group as reported by Mercer. The target bonus opportunity for our named executive officers (other than Mr. Beattie, Mr. Ronkin and Mr. Pirard) was equal to 50% of base salary. In August 2009, the compensation committee increased Mr. Ronkin's target bonus opportunity to 60% of base salary because his prior target bonus opportunity fell below the targeted range of composite market values for his position and in recognition of his substantial responsibilities and overall contribution to the company. Mr. Pirard became an executive officer during fiscal 2010 and was not part of the annual executive officer compensation analysis conducted in August 2009. Prior to becoming an executive vice president, his target bonus opportunity of 40% of base salary was consistent with that of other senior vice presidents in the company. Upon his promotion to executive vice president, Mr. Pirard's target bonus opportunity was increased to 50%, consistent with our other executive officers (other than Mr. Beattie and Mr. Ronkin).

          Bonus opportunities under our fiscal 2010 Management Bonus Plan for our named executive officers were based upon our achievement of annual earnings per diluted share (EPS) and consolidated operating cash flow targets. The compensation committee decided to use annual incentive targets for the fiscal 2010 Management Bonus Plan, rather than quarterly incentive targets as in prior years, due to the fact that many of the metrics relevant to the company's strategic plan were better evaluated on an annual, rather than a quarterly, basis. The compensation committee has historically used EPS as a performance metric for various short and long-term performance-based compensation programs because it provides a way to measure overall company performance in a manner that is easily understood by award participants. The compensation committee also determined that broadening the performance metrics for the fiscal 2010 Management Bonus Plan to include consolidated operating cash flow would better align executive incentives with the company's strategic business plan, including the company's focus on working capital initiatives.

          Under the fiscal 2010 Management Bonus Plan, 75% of the full-year target bonus opportunity for named executive officers was based on the achievement of EPS of $0.70, and the remaining 25% of the full-year target bonus opportunity was based on the achievement of $58 million of consolidated operating cash flow. Portions of the full-year target bonus applicable to each performance metric, ranging from 37.5% to 100%, could be earned for EPS between $0.50 and $0.70 and consolidated operating cash flow between $46.5 million and $58 million. EPS of $1.00 and above or consolidated operating cash flow of $70 million and above would result in superior bonus payouts of 150% of the portion of the full-year target bonus opportunity applicable to each performance metric. Award payouts for results between performance levels were to be calculated using straight line interpolation.

          Our fiscal 2010 EPS results were $0.75 per share, surpassing the "target" goal for EPS. Our fiscal 2010 consolidated operating cash flow was $114 million, surpassing the "superior" goal for consolidated operating cash. In determining EPS results achieved for fiscal 2010, the compensation committee excluded debt extinguishment and restructuring charges, certain tax benefits, and certain one-time expenses associated with our Global Efficiency Re-engineering Initiative. As a result, for fiscal 2010 each of our named executives, other than Mr. Beattie, received 105% of the portion of their target annual bonus tied to EPS and 150% of the portion of their target annual bonus tied to consolidated operating cash flow. In August 2009, Mr. Beattie voluntarily elected to forego any superior bonus opportunity available to executive officers for fiscal 2010 and capped his maximum bonus opportunity at the target level under the fiscal 2010 Management Bonus Plan. Accordingly, he received 100% of his annual target bonus opportunity.

          The chart below summarizes the total target bonus opportunity for each named executive officer and the actual bonus payout earned by each named executive officer under the fiscal 2010 Management Bonus Plan:

Named Executive Officer	Total Target MBP Bonus Opportunity for Fiscal 2010	Actual MBP Bonus Payout for Fiscal 2010(1)

E. Scott Beattie	$843,672	$843,672
Stephen J. Smith	$208,314	$242,165
Joel B. Ronkin	$258,461	$300,461
Pierre B. Pirard	$149,368	$161,860
Oscar E. Marina	$190,107	$220,999
Ronald L. Rolleston	$184,900	$214,946
Elizabeth T. Park	$182,275	$211,895

(1)

Actual bonus payouts were calculated based on actual base salary received during the corresponding performance period and were determined using interpolation for results between designated performance targets.

          Cash bonus payouts under the fiscal 2010 Management Bonus Plan described above equaled 100% of the target bonus opportunity for the chief executive officer and between 108% and 116% of total target bonus opportunity for each of the other named executive officers. The aggregate actual total cash compensation (base salary plus actual bonuses) earned by our named executive officers in fiscal 2010 was slightly above the 60th percentile of the 2010 composite market values presented to the compensation committee by Mercer, reflecting above target bonuses resulting from above target performance.

Long-Term Incentives

          General. Our long-term incentive program for executive officers is designed principally to align the interests of management with those of our shareholders by rewarding executive officers for achieving our primary objective of creating shareholder value. With respect to long-term incentive awards, the compensation committee exercises discretion in making such awards, taking into consideration company, business unit and individual performance, composite market values for comparable positions, the level of responsibility of the named executive officer, other elements of compensation payable to such named executive officer, and tenure with the company. The compensation committee does not assign any specific weight to any one factor. Our compensation program for executive officers has traditionally used a higher percentage of performance-based long-term incentive awards than our peers. In addition, the long-term incentive awards for our chief executive officer tend to represent a slightly higher proportion of his overall compensation to place greater emphasis on long-term incentive grants.

          Our long-term incentive program has historically included a combination of the following types of awards: performance-based restricted stock (PBRS), which is tied to the attainment of challenging company financial goals; service-based restricted stock (SBRS), which enhances retention and provides executives an equity stake in our company; market-based restricted stock (MBRS), which is only earned if our total shareholder return exceeds a broader market index; and stock options, which will only have value if our stock price appreciates between the time of grant and the time of exercise. Each fiscal year, the compensation committee determines the long-term incentive award mix for executive officers, taking into consideration key business priorities, peer group practices, potential shareholder dilution from equity plans, and other factors that may be relevant at the time. In determining the value of the overall compensation provided to our executive officers, our compensation committee assumes that performance targets applicable to long-term incentive awards have a reasonable probability of being achieved and that the grant date value of such awards will be realized.

          Award Mix and "Run Rate." In August 2009, the compensation committee modified our previously targeted value mix of long-term incentive compensation for our executive officers due to:

—

the compensation committee's concern regarding retention of our senior executives resulting from the impact of the decline in the financial markets and global recession on our outstanding equity grants, most of which had little or no incentive or retentive value at the time;

—

the compensation committee's focus on staying within our targeted annual share usage or "run rate" cap (as described below) despite an increased number of long-term incentive award recipients and the lower market value of our common stock; and

—	the limited number of shares of common stock available for grant under our stock incentive plans.

          Based on these factors, the compensation committee approved a fiscal 2010 targeted value mix of long-term incentive compensation for our executive officers of 20% stock options, 45% service-based restricted stock, and 35% performance-based cash awards in lieu of performance-based restricted stock.

         For equity awards made to our named executive officers and other recipients during fiscal 2010, we initially targeted an aggregate share usage cap (i.e., run rate cap) equal to 2.25% of our common stock outstanding, based on Mercer's analysis of the long-term stock incentive programs of our peer group. The run rate cap applies to equity grants provided to all employees and non-employee directors. Our actual run rate for equity grants made in fiscal 2010 was approximately 2.1% of common shares outstanding, somewhat less than our established 2.25% run rate cap.

          Fiscal 2010 Stock Option Grants. In August 2009, the board of directors approved a grant of options to purchase shares of our common stock to the named executive officers as noted in the Fiscal 2010 Grants of Plan-

Based Awards table on page 27. The stock options become exercisable in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2010, June 30, 2011 and June 30, 2012, as applicable, if the executive officer is still employed by us at that time. The exercise price of the stock options was $9.33 per share, which was the closing price of our common stock on the date of grant. The stock options will expire ten years from the date of grant.

          Fiscal 2010 Service-Based Restricted Stock Grants. In August 2009, the named executive officers were granted SBRS, as noted in the Fiscal 2010 Grants of Plan-Based Awards table on page 27. The SBRS vests over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2010, June 30, 2011 and June 30, 2012, as applicable, if the executive officer is still employed by us at that time.

          Fiscal 2010 Performance-Based Cash Awards. In August 2009, the named executive officers were awarded performance-based cash awards as noted in footnote 5 of the Fiscal 2010 Grants of Plan-Based Awards Table on page 27. These performance-based cash awards would vest in amounts ranging from 25% to 100% of the award's value if the company achieved certain specified operating cash flow targets for fiscal 2010 ranging from $46.5 million to $58 million. If the company achieved operating cash flow of $70 million, recipients would earn 150% of the value of the performance-based cash award. Operating cash flow was used as a performance metric to align executive incentives with the company's focus on working capital initiatives. Upon vest, these awards would be payable in three equal annual installments from the date of grant, subject to the continued employment of the executive officer through the applicable payment date. Award payouts for results between performance levels were to be determined using straight-line interpolation. The compensation committee established a one-year performance period for the fiscal 2010 grant of performance-based cash awards in light of the uncertainty in August 2009 regarding global economic conditions. As noted, however, the performance-based cash awards were structured with a multi-year payout to provide additional retention value. Based on our fiscal 2010 consolidated operating cash flow of $114 million, each executive officer earned the maximum 150% of the performance-based cash award granted to them in fiscal 2010.

          Forfeiture of Outstanding Performance-Based Restricted Stock in Fiscal 2010. In August 2007, we awarded shares of PBRS to the named executive officers listed below. These shares of PBRS were scheduled to vest, in part or in full, on the second business day after our financial results for the fiscal year ended June 30, 2010 were released to the public, but only if the named executive officer receiving the grant was employed by us at the time of vesting and we achieved a targeted cumulative EPS goal of between $4.45 and $4.94 for the three fiscal years ended June 30, 2010. Our cumulative EPS for the three fiscal years ended June 30, 2010 was $2.65, excluding restructuring expenses, expenses associated with our Global Efficiency Re-engineering initiative, debt extinguishment charges and certain one-time expenses associated with the Liz Claiborne license agreement and product discontinuation charges. Accordingly, none of the PBRS granted to the named executive officers in August 2007 vested and all of such grants were forfeited in August 2010, as detailed in the table below.

Named Executive Officer	Shares of PBRS Forfeited in August 2010	Grant Date Value of PBRS Forfeited in August 2010(1)	Total August 2010 Value of PBRS Forfeited(2)

E. Scott Beattie	17,200	$405,748	$277,780
Stephen J. Smith	6,900	$162,771	$111,435
Joel B. Ronkin	9,100	$214,669	$146,965
Pierre B. Pirard (3)	--	--	--
Oscar E. Marina	2,000	$ 47,180	$ 32,300
Ronald L. Rolleston	3,400	$ 80,206	$ 54,910
Elizabeth T. Park	3,400	$ 80,206	$ 54,910

(1)	Grant date value of forfeited PBRS is based on the closing market price of our common stock on the grant date, August 20, 2007, of $23.59 per share.
(2)

Value of forfeited PBRS calculated using the closing market price of our common stock on the applicable date of forfeiture. The value of shares forfeited in August 2010 is calculated using the closing market price on August 16, 2010 of $16.15 per share.

(3)	Mr. Pirard joined the company in November 2007 and, as a result, was not granted any shares of PBRS in August 2007.

          Market-Based Restricted Stock. Prior to August 2008, MBRS was typically awarded every three to six years depending on when and whether previously granted MBRS vested. The vesting of MBRS was typically conditioned on our total shareholder return exceeding the Russell 2000 Index over specified periods of time. In fiscal 2009, the compensation committee discontinued the practice of granting MBRS, and no grants of MBRS have been made since March 2005. The MBRS that is currently outstanding was granted on March 22, 2005, and vests in full three, four, five or six years from the date of grant if our total shareholder return exceeds that of the Russell 2000 Index over the same time period from the date of grant and the named executive officer is still employed by us at that time. None of the MBRS granted in March 2005 have vested as of the date of this proxy statement.

          Timing of Long-Term Stock Incentive Awards. The board of directors and the compensation committee meet to review our annual financial results and make long-term stock incentive awards each August, prior to the public announcement of our financial results for the recently completed fiscal year. Since August 2006, the compensation committee has made the grant of such awards effective two business days after the date such annual financial results are publicly announced to allow time for the market to react to the announced results.

Benefits and Perquisites

          While benefits and perquisites are not a significant element of our compensation structure, we believe that we need to provide a certain level of such benefits and perquisites to remain competitive and attract and retain executive talent. Our named executive officers are eligible to participate in our broad-based benefit programs generally available to all of our full-time U.S. employees, including health, disability and life insurance programs, qualified 401(k) plans and (other than our chief executive officer) our Amended 2002 Employee Stock Purchase Plan (the ESPP), which allows employees to purchase shares of our common stock at a discount. In addition, certain of our named executive officers receive certain perquisites, including car allowances, tax preparation and financial planning services, and business club memberships. Certain of our named executive officers also participate in an executive disability insurance program paid for by us. Mr. Smith, Mr. Pirard and Ms. Park do not, however, receive this benefit as they joined our company after we ceased offering this benefit to new executives. We also maintain a limited membership in a jet card program, which allows the company the use of a private airplane for business travel. Our policy related to this program allows family members and guests to accompany our executives during business travel, space permitting. Under the jet card program, the aggregate incremental cost to the company of these guests is a de minimis amount. From time to time, we also may provide reimbursement for expenses incurred in connection with guests or family accompanying named executive officers on business travel. In addition, we also make company-owned tickets to certain sporting events available to our employees, including the named executive officers, for business purposes, and if such tickets are not used for business purposes, they are made available to named executive officers as well as other employees for personal use.

          For more detail regarding other annual compensation, including perquisites, provided to our named executive officers during fiscal 2010, please see footnote 5 to the Fiscal 2010 Summary Compensation Table on page 26.

Policy Regarding Recovery of Performance-Based Compensation

          In fiscal 2009, the compensation committee adopted a policy regarding the recovery of performance-based compensation and other incentive-based compensation from executive officers under certain circumstances (a "claw-back policy"). The "claw-back" policy is part of our Corporate Governance Guidelines and Principles and provides that in the event there is a material restatement of our financial results filed with the SEC due to fraud or intentional misconduct, the compensation committee will review the performance-based compensation and other incentive-based compensation received by any executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. To the extent permitted by applicable law, the compensation committee will seek, through the exercise of their business judgment, the recovery of any such compensation that the compensation committee determines is in excess of the performance-based compensation and other incentive-based compensation that would have been received by such officers based on the restated financial results. The "claw-back" policy was adopted by the compensation committee due to its growing prevalence as an executive compensation best practice.

          The full text of our Corporate Governance Guidelines and Principles, including the "claw-back" policy, is published on our website at www.elizabetharden.com, under the section "Corporate Info - Investor Relations - Corporate Governance - Guidelines & Principles."

Severance Policy and Change of Control

          We have had a severance policy in place for our senior executives, including our named executive officers, since March 2002, and the compensation committee monitors market trends to ensure that our severance policy remains appropriate. The compensation committee believes that a severance policy is a useful tool in attracting and retaining highly qualified executive talent. The levels of benefits provided under the severance policy were based on Mercer's analysis and recommendations and the compensation committee's assessment of what would be fair and reasonable under the scenarios contemplated by the severance policy. Potential benefits payable under our severance policy are not a factor in the compensation committee's determination of the compensation to be paid to our named executive officers.

          Termination Without Cause. Under the severance policy, an executive officer receives severance benefits in a lump sum, based on his or her position and responsibility, in the event the executive's employment is terminated by us without "cause," other than due to death or permanent disability. Currently, the severance benefit for our chief executive officer equals 24 months of base salary on the effective date of termination, and the severance benefit for our other executive officers equals 12 months of base salary on the effective date of termination. For purposes of the severance policy, "cause" includes (i) a violation of our Code of Business Conduct or any other material company policy, (ii) the commission of an intentional act of fraud, embezzlement, theft or dishonesty against us, (iii) the conviction of a felony or a misdemeanor involving moral turpitude or that is reasonably deemed to cause material embarrassment to us, (iv) gross neglect or willful failure to perform the officer's duties, and (v) willful failure to obey the reasonable and lawful orders of the chief executive officer, the officer's supervisor or the board of directors.

          Change of Control. Under the severance policy, a severance benefit is paid to executive officers based on a multiple of a "base amount" only if there is an actual termination of employment by us without "cause" (other than due to death or permanent disability) or a termination of employment by the executive officer for "good reason," in either case within the two years following a "change of control." "Base amount" is the average annual salary plus average bonus the executive has received over the five most recent fiscal years. Currently, the lump sum severance benefit that is payable upon a termination of employment without cause or a termination of employment by an executive officer for good reason, in either case within the two years following a change of control, is as follows: (a) Mr. Beattie, 2.99 times the base amount; and (b) for all other executive officers, 1.5 times the base amount. Our change of control arrangements are intended to provide continuity of management in the event of a change of control and to focus our management's attention on completing a transaction that will benefit shareholders rather than on concerns about future employment. For purposes of the severance policy, "good reason" includes a materially adverse change in the executive officer's authority, duties or responsibilities or the assignment of duties that are materially inconsistent with those normally associated with the executive officer's position, or a relocation of more than 50 miles outside of the metropolitan area in which the executive officer is based. An executive officer claiming termination for "good reason" must provide us written notice and an opportunity to cure the circumstances constituting "good reason" before becoming eligible for severance benefits under the severance policy. A "change of control" is deemed to have occurred under the severance policy if (i) 35% or more of our common stock is beneficially owned by a person (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than our directors and their affiliates, and that amount represents more of our common stock than is beneficially owned by our directors and their affiliates, (ii) during any consecutive two-year period our directors or individuals nominated by our directors to succeed them no longer constitute a majority of our directors, (iii) a sale or other disposition of all or substantially all of our assets is approved by the board of directors and consummated, or (iv) a merger or other business combination or reorganization resulting in the circumstances described in (i) or (ii) is approved by our board of directors and consummated.

          Our stock incentive grant agreements generally provide that in the event of a change of control involving us, as defined in the applicable stock incentive plan, all unvested stock options granted and restricted stock awarded to our employees, including our executive officers, will automatically become fully vested.

Stock Ownership Guidelines

          Our stock ownership guidelines for our chief executive officer and our other executive officers are 175,000 shares of common stock and 30,000 shares of common stock, respectively. Our executive officers are required to comply with these stock ownership guidelines in stages over five years from the date they become executive officers. The compensation committee has discretion to grant waivers or exemptions from compliance with the guidelines as it deems appropriate.

          Shares of our common stock that are owned by an executive officer, and all shares of our common stock owned by such executive officer's spouse or dependent children, count towards satisfying the stock ownership guidelines. Unvested restricted stock and shares underlying unexercised stock options held by an executive officer do not count towards satisfying the stock ownership guidelines. Each of our chief executive officer and our other named executive officers currently complies with our stock ownership guidelines based on their years of service as an executive officer and to the extent applicable to them. The stock ownership guidelines may be reviewed from time to time to ensure market competitiveness and to reflect appropriate market conditions.

Effect of Tax and Accounting Treatment on Executive Compensation Decisions

          We make reasonable efforts to seek to maximize the tax deductibility of all elements of our executive compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the amount of compensation that we may deduct in any one year with respect to each of our chief executive officer and other covered executives, unless certain criteria are met.

          The compensation committee regularly reviews our compensation programs in light of applicable tax provisions, including Section 162(m), and makes reasonable efforts, consistent with sound executive compensation principles and our needs, to seek to ensure that such compensation is deductible by us. For example, cash bonuses paid under our Management Bonus Plan are intended to be exempt from the limits set forth under section 162(m) of the Internal Revenue Code of 1986, as amended, and thus are deductible by us for tax purposes. To preserve appropriate flexibility in our ability to compensate our executive officers, however, we do not require that all compensation be awarded in a manner that is tax-deductible to us. It is our intent, though, to maximize the deductibility of our executive compensation to the extent possible and consistent with our overall corporate and compensation goals.

          As part of the process of determining the appropriate structure of our executive compensation programs and the awards to be made under such programs, the compensation committee also evaluates and considers the accounting treatment, the aggregate economic costs, the cash flow implications and the expected impact on our financial results. The compensation committee attempts to balance the various financial implications of each program in order to develop an executive compensation structure that fulfills our compensation objectives.

COMPENSATION COMMITTEE REPORT

          The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion with management, the compensation committee recommended to the board of directors that such Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.
Fred Berens (Chairperson)
William M. Tatham
J. W. Nevil Thomas

EXECUTIVE COMPENSATION TABLES

Fiscal 2010 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

E. Scott Beattie Chairman, President and Chief Executive Officer	2010 2009 2008	843,750 805,000 771,333	-- 27,300 50,039	809,844 1,676,544 811,496	396,615 788,810 770,880	1,788,672 137,237 144,840	59,717 70,184 63,283	3,898,598 3,505,075 2,611,871
Stephen J. Smith Executive Vice President and Chief Financial Officer	2010 2009 2008	416,667 396,667 376,667	-- 12,511 19,127	269,637 589,056 325,542	132,342 276,190 308,352	557,165 57,826 37,308	33,586 32,129 29,580	1,409,397 1,364,379 1,096,576
Joel B. Ronkin Executive Vice President, General Manager -- North America	2010 2009 2008	442,750 420,833 386,667	-- 13,219 17,822	404,922 755,200 429,338	198,102 355,000 410,844	772,961 61,300 37,231	35,906 34,423 31,678	1,854,641 1,639,975 1,313,580
Pierre B. Pirard (6) Executive Vice President, Product Innovation and Global Supply Chain	2010 2009 2008	341,667 -- --	-- -- --	180,069 -- --	87,954 -- --	371,860 -- --	15,000 -- --	996,550 -- --
Oscar E. Marina(7) Executive Vice President and General Counsel	2010 2009 2008	380,250 -- --	-- -- --	89,568 -- --	43,977 -- --	325,999 -- --	36,363 -- --	876,157 -- --
Ronald L. Rolleston (8) Executive Vice President, Global Business Development	2010 2009 2008	369,833 353,333 342,500	-- 11,254 17,489	153,012 271,872 160,412	74,802 128,510 154,176	393,446 51,608 33,981	37,107 35,519 33,281	1,028,200 852,096 741,839
Elizabeth T. Park(8)(9) Executive Vice President, North America Regional Marketing	2010 2009 2008	364,583 347,500 --	-- 10,995 --	151,146 271,872 --	73,980 128,510 --	387,770 50,690 --	26,760 25,389 --	1,004,239 834,956 --

(1)

Reflects service-based deferred cash grants made (i) in May 2009 that vested in December 2009 for fiscal 2009, and (ii) in May 2008 that vested in May 2009 for fiscal 2008. Deferred cash grants made in each fiscal year equaled 3% of the total of base salary plus Management Bonus Plan bonus, if any, paid to the named executive officer during the period from February 1 through January 31 preceding the grant date. This program was discontinued in fiscal 2010.

(2)

Reflects the aggregate grant date fair value of restricted stock awards granted in fiscal 2010, fiscal 2009 and fiscal 2008, computed in accordance with ASC 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. For additional information on the valuation assumptions regarding the fiscal 2010 grants, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2010, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to fiscal 2010, refer to the note on Stock Plans in the consolidated financial statements in our Annual Report on Form 10-K for the applicable fiscal year end. See the Fiscal 2010 Grants of Plan-Based Awards Table for additional information on awards made during fiscal 2010.

(3)

Reflects the aggregate grant date fair value of stock options granted in fiscal 2010, fiscal 2009 and fiscal 2008, computed in accordance with ASC 718. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers. For additional information on the valuation assumptions regarding the fiscal 2010 grants, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2010, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to fiscal 2010, refer to the note on Stock Plans in the consolidated financial statements in our Annual Report on Form 10-K for the applicable fiscal year end. See the Fiscal 2010 Grants of Plan-Based Awards Table for additional information on awards made during fiscal 2010.

(4)

Reflects amounts earned by the named executive officers in the applicable fiscal year under our Management Bonus Plan and, for fiscal 2010, also pursuant to performance-based cash awards made in August 2009. These amounts earned were subject to our achievement of specified performance targets. For more information regarding our fiscal 2010 Management Bonus Plan, please refer to the discussion in the Compensation Discussion and Analysis under "Elements of Elizabeth Arden's Executive Compensation Program -- Short-Term Cash Incentives" and the Fiscal 2010 Grants of Plan-Based Awards table. For more information regarding the performance-based cash awards made in August 2009, please refer to the discussion in the Compensation Discussion and Analysis under "Elements of Elizabeth Arden's Executive Compensation Program -- Long-Term Incentives -- Fiscal 2010 Performance-Based Cash Awards" and the Fiscal 2010 Grants of Plan-Based Awards table.

(5)

The following table identifies (i) perquisites and other personal benefits provided to our named executive officers in fiscal 2010 and quantifies those required by SEC rules to be quantified and (ii) all other compensation that is required by SEC rules to be separately identified and quantified:

Name	Fiscal Year	Perquisites and Other Personal Benefits ($) (a)		Tax Reimbursements ($) (b)	Executive Disability Insurance Premiums ($) (c)	Life & AD&D Insurance Premiums ($) (d)	Company Contributions to 401(k) Plan ($) (e)	Total ($)

E. Scott Beattie	2010	42,319	(f)	1,761	4,757	1,080	9,800	59,717
Stephen J. Smith	2010	22,306		--	--	1,080	10,200	33,586
Joel B. Ronkin	2010	22,951		454	1,195	1,080	10,226	35,906
Pierre B. Pirard	2010	2,977		--	--	1,008	11,015	15,000
Oscar E. Marina	2010	21,405		1,023	2,689	1,080	10,166	36,363
Ronald L. Rolleston	2010	21,148		1,795	2,934	1,074	10,156	37,107
Elizabeth T. Park	2010	15,552		--	--	1,058	10,150	26,760

(a)

Includes car allowance (other than for Mr. Pirard) and personal tax preparation and financial planning services paid or reimbursed by us. No individual perquisite or personal benefit for any named executive officer exceeded $25,000.

(b)	Reflects tax reimbursements on executive disability insurance premiums.

(c)	Reflects executive disability insurance premiums paid or reimbursed by us.

(d)	Reflects term life and accidental death and dismemberment insurance premiums paid or reimbursed by us.

(e)	Reflects matching contributions made by us under our 401(k) plan.

(f)

Includes expenses paid by us in connection with (x) Mr. Beattie's spouse accompanying him on business travel and (y) guests accompanying Mr. Beattie during business travel when using our jet card membership. The aggregate incremental cost to the company of guests accompanying Mr. Beattie during business travel when using our jet card membership was de minimis. Also includes dues paid by us for a business club membership for Mr. Beattie.

(6)	Mr. Pirard was not a named executive officer in fiscal 2008 or fiscal 2009.

(7)	Mr. Marina was not a named executive officer in fiscal 2008 or fiscal 2009.

(8)	As a result of a restructuring of responsibilities during fiscal 2010, Mr. Rolleston and Ms. Park were not serving as executive officers of the Company as of June 30, 2010.

(9)	Ms. Park was not a named executive officer in fiscal 2008.

Fiscal 2010 Grants of Plan-Based Awards Table
Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($ / SH)	Grant Date Fair Value of Stock and Option Awards(4) ($)

			Threshold ($)	Target ($)	Maximum ($)

E. Scott Beattie	8/10/09 8/10/09 8/17/09 8/17/09	8/10/09 8/10/09 8/10/09 8/10/09	316,377 157,500	843,672 630,000	843,672 945,000	(1) (5)	86,800	96,500	9.33	809,844 396,615

Stephen J. Smith	8/10/09 8/10/09 8/17/09 8/17/09	8/10/09 8/10/09 8/10/09 8/10/09	78,118 52,500	208,314 210,000	312,471 315,000	(1)	28,900	32,200	9.33	269,637 132,342

Joel B. Ronkin	8/10/09 8/10/09 8/17/09 8/17/09	8/10/09 8/10/09 8/10/09 8/10/09	96,923 78,750	258,461 315,000	387,691 472,500	(1) (5)	43,400	48,200	9.33	404,922 198,102

Pierre B. Pirard	8/10/09 8/10/09 8/17/09 8/17/09	8/10/09 8/10/09 8/10/09 8/10/09	-- 35,000	149,368 140,000	224,052 210,000	(1) (5)	19,300	21,400	9.33	180,069 87,954

Oscar E. Marina	8/10/09 8/10/09 8/17/09 8/17/09	8/10/09 8/10/09 8/10/09 8/10/09	71,290 17,500	190,107 70,000	285,161 105,000	(1) (5)	9,600	10,700	9.33	89,568 43,977

Ronald. L. Rolleston	8/10/09 8/10/09 8/17/09 8/17/09	8/10/09 8/10/09 8/10/09 8/10/09	69,338 29,750	184,900 119,000	277,350 178,500	(1) (5)	16,400	18,200	9.33	153,012 74,802

Elizabeth T. Park	8/10/09 8/10/09 8/17/09 8/17/09	8/10/09 8/10/09 8/10/09 8/10/09	68,353 29,313	182,275 117,250	273,413 175,875	(1) (5)	16,200	18,000	9.33	151,146 73,980

(1)

Reflects the potential value of the cash payout for each named executive officer under our Management Bonus Plan for fiscal 2010 if annual threshold, target or maximum performance goals for each performance metric (EPS and operating cash flow), as the case may be, were satisfied in fiscal 2010. Actual amounts paid to the named executive officers for fiscal 2010 are included in the Fiscal 2010 Summary Compensation Table. For more information regarding our Management Bonus Plan, please refer to the discussion in the Compensation Discussion and Analysis under "Elements of Elizabeth Arden's Executive Compensation Program -- Short-Term Cash Incentives."

(2)

Reflects the number of shares of SBRS granted in fiscal 2010 under our 2004 Stock Incentive Plan to the named executive officers, other than Mr. Ronkin who received his fiscal 2010 award of SBRS from shares available under our 2000 Stock Incentive Plan. These shares of SBRS vest over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2010, June 30, 2011 and June 30, 2012, as applicable, if the named executive officer is still employed by us at that time. One-third of this grant of SBRS vested in August 2010.

(3)

Reflects the number of stock options granted in fiscal 2010 under our 2004 Stock Incentive Plan to the named executive officers. These stock options vest over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2010, June 30, 2011 and June 30, 2012, as applicable, if the named executive officer is still employed by us at that time. These stock options will expire ten years from the date of grant. One-third of this grant of stock options vested in August 2010.

(4)

Reflects the full grant date fair value under ASC 718 of the SBRS and stock options granted in fiscal 2010 to the named executive officers. Generally, the full grant date fair value is the amount that we would expense in our consolidated financial statements over the award's vesting schedule. For SBRS awards, fair value is calculated using the closing price of our common stock on the grant date of $9.33 per share multiplied by the number of shares of SBRS awarded. For stock options, fair value is calculated using the Black-Scholes model value on the grant date of $4.11 per share multiplied by the number of stock options awarded. These amounts do not correspond to the actual value that may be recognized by the named executive officers. For additional information on the valuation assumptions regarding these fiscal 2010 grants, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2010, as filed with the SEC.

(5)

Reflects the potential value of the outstanding performance-based cash awards granted to each executive officer if the applicable threshold, target or maximum performance goals, as the case may be, were satisfied in fiscal 2010. These performance-based cash awards vested at the maximum award level based on our fiscal 2010 consolidated operating cash flow and will be paid in three installments on the first three anniversaries of the grant date beginning August 2010, provided the named executive officer is still employed with us at the time of payment. For more information regarding our performance-based cash awards, please refer to the discussion in the Compensation Discussion and Analysis under "Elements of Elizabeth Arden's Executive Compensation Program -- Long-Term Incentives -- Fiscal 2010 Performance-Based Cash Awards."

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards						Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

E. Scott Beattie	1/31/2001 3/22/2002 6/25/2003 3/10/2004 8/10/2005 8/21/2006 8/20/2007 8/18/2008 8/17/2009	392,489 135,000 75,600 71,300 65,600 67,300 58,666 37,033 --	-- -- -- -- -- -- 29,334 74,067 96,500	(4) (5) (6)	13.31 11.33 13.04 21.60 23.40 15.00 23.59 18.88 9.33	1/31/2011 3/22/2012 6/25/2013 3/10/2014 8/10/2015 8/21/2016 8/20/2017 8/18/2018 8/17/2019	3/22/2005 8/20/2007 8/20/2007 8/18/2008 8/18/2008 8/17/2009	5,734 29,600 86,800	(7) (8) (9)	83,258 429,792 1,260,336	108,800 17,200 44,400	(10) (11) (12)	1,579,776 249,744 644,688

Stephen J. Smith	5/03/2001 3/22/2002 6/25/2003 3/10/2004 8/10/2005 8/21/2006 8/20/2007 8/18/2008 8/17/2009	100,000 40,000 18,000 16,900 15,000 24,000 23,466 12,966 --	-- -- -- -- -- -- 11,734 25,934 32,200	(4) (5) (6)	18.16 11.33 13.04 21.60 23.40 15.00 23.59 18.88 9.33	5/3/2011 3/22/2012 6/25/2013 3/10/2014 8/10/2015 8/21/2016 8/20/2017 8/18/2018 8/17/2019	3/22/2005 8/20/2007 8/20/2007 8/18/2008 8/18/2008 8/17/2009	2,300 10,400 28,900	(7) (8) (9)	33,396 151,008 419,628	18,000 6,900 15,600	(10) (11) (12)	261,360 100,188 226,512

Joel B. Ronkin	10/6/2000 1/31/2001 3/22/2002 6/25/2003 3/10/2004 8/10/2005 8/21/2006 8/20/2007 8/18/2008 8/17/2009	22,750 30,000 25,000 10,000 11,000 17,500 30,000 31,266 16,666 --	-- -- -- -- -- -- -- 15,634 33,334 48,200	(4) (5) (6)	8.44 13.31 11.33 13.04 21.60 23.40 15.00 23.59 18.88 9.33	10/6/2010 1/31/2011 3/22/2012 6/25/2013 3/10/2014 8/10/2015 8/21/2016 8/20/2017 8/18/2018 8/17/2019	3/22/2005 8/20/2007 8/20/2007 8/18/2008 8/18/2008 8/17/2009	3,034 13,334 43,400	(7) (8) (9)	44,054 193,610 630,168	27,000 9,100 20,000	(10) (11) (12)	392,040 132,132 290,400

Pierre B. Pirard	8/18/2008 8/17/2009	4,633 --	9,267 21,400	(5) (6)	18.88 9.33	8/18/2018 8/17/2019	8/18/2008 8/18/2008 8/17/2009	3,734 19,300	(8) (9)	54,218 280,236	5,600	(12)	81,312

Oscar E. Marina	1/31/2001 6/25/2003 3/10/2004 8/10/2005 8/21/2006 8/20/2007 8/18/2008 8/17/2009	14,989 14,000 11,000 15,000 18,000 6,666 3,700 --	-- -- -- -- -- 3,334 7,400 10,700	(4) (5) (6)	13.31 13.04 21.60 23.40 15.00 23.59 18.88 9.33	1/31/2011 6/25/2013 3/10/2014 8/10/2015 8/21/2016 8/20/2017 8/18/2018 8/17/2019	3/22/2005 8/20/2007 8/20/2007 8/18/2008 8/18/2008 8/17/2009	667 2,934 9,600	(7) (8) (9)	9,685 42,602 139,392	18,000 2,000 4,400	(10) (11) (12)	261,360 29,040 63,888

Ronald L. Rolleston	1/31/2001 3/22/2002 6/25/2003 3/10/2004 8/10/2005 8/21/2006 8/20/2007 8/18/2008 8/17/2009	9,796 20,000 10,000 11,000 15,000 20,000 11,733 6,033 --	-- -- -- -- -- -- 5,867 12,067 18,200	(4) (5) (6)	13.31 11.33 13.04 21.60 23.40 15.00 23.59 18.88 9.33	1/31/2011 3/22/2012 6/25/2013 3/10/2014 8/10/2015 8/21/2016 8/20/2017 8/18/2018 8/17/2019	3/22/2005 8/20/2007 8/20/2007 8/18/2008 8/18/2008 8/17/2009	1,134 ,800 16,400	(7) (8) (9)	16,466 9,696 238,128	24,000 3,400 7,200	(10) (11) (12)	348,480 49,368 104,544

Elizabeth T. Park	8/10/2005 8/21/2006 8/20/2007 8/18/2008 8/17/2009	9,000 15,000 11,733 6,033 --	-- -- 5,867 12,067 18,000	(4) (5) (6)	23.40 15.00 23.59 18.88 9.33	8/10/2015 8/21/2016 8/20/2017 8/18/2018 8/17/2019	5/1/2005 8/20/2007 8/20/2007 8/18/2008 8/18/2008 8/17/2009	1,134 4,800 16,200	(7) (8) (9)	16,466 69,696 235,224	12,000 3,400 7,200	(10) (11) (12)	174,240 49,368 104,544

(1)	This column reflects the number of shares of SBRS granted to the respective named executive officer that had not yet vested as of June 30, 2010.

(2)	Determined based on the closing market price of our common stock on June 30, 2010, the last trading day in fiscal 2010, of $14.52 per share.

(3)	This column reflects the number of shares of PBRS and MBRS granted to the named executive officer that had not yet vested as of June 30, 2010.

(4)

Stock options granted on August 20, 2007, that vest over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2008, June 30, 2009 and June 30, 2010, as applicable, if the named executive officer is still employed by us at that time. The amount shown reflects the remaining one-third of the original stock option grant, which vested for each named executive officer in August 2010.

(5)

Stock options granted on August 18, 2008, that vest over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2009, June 30, 2010 and June 30, 2011, as applicable, if the named executive officer is still employed by us at that time. The amount shown reflects two-thirds of the original stock option grant. The remaining one-third of the original amount of this grant of stock options vested for each named executive officer in August 2010.

(6)

Stock options granted on August 17, 2009, that vest over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2010, June 30, 2011 and June 30, 2012, as applicable, if the named executive officer is still employed by us at that time. One-third of this grant of stock options vested for each named executive officer in August 2010.

(7)

SBRS award granted on August 20, 2007, that vests over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2008, June 30, 2009 and June 30, 2010, as applicable, if the named executive officer is still employed by us at that time. The remaining third of the original amount of this SBRS award vested for each named executive officer in August 2010.

(8)

SBRS award granted on August 18, 2008, that vests over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2009, June 30, 2010 and June 30, 2011, as applicable, if the named executive officer is still employed by us at that time. An additional one-third of the original amount of this SBRS award vested for each named executive officer in August 2010.

(9)

SBRS award granted on August 17, 2009, that vests over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2010, June 30, 2011 and June 30, 2012, as applicable, if the named executive officer is still employed by us at that time. One-third of the original amount of this SBRS award vested for each named executive officer in August 2010.

(10)

MBRS award that vests in full three, four, five or six years from the date of grant if our total shareholder return exceeds the total shareholder return of the Russell 2000 Index over the respective three, four, five or six-year period from the date of grant and the named executive officer is still employed by us at that time. If our total shareholder return does not exceed the total shareholder return of the Russell 2000 Index over one of these measurement periods, the MBRS awards will not vest and will be forfeited. None of the MBRS has vested as of the date of this proxy statement.

(11)

PBRS award granted on August 20, 2007 that vests two business days after our financial results for the fiscal year ending June 30, 2010 are publicly announced, but only if we achieve a specified cumulative EPS target and the named executive officer is still employed by us at that time. This PBRS award was forfeited in August 2010 as the applicable cumulative earnings per share target was not achieved. For more information, please see the discussion in the Compensation Discussion and Analysis under the caption "Long-Term Incentives -- Forfeiture of Outstanding Performance-Based Restricted Stock in Fiscal 2010."

(12)

PBRS award granted on August 18, 2008 that vests two business days after our financial results for the fiscal year ending June 30, 2011 are publicly announced, but only if we achieve a specified cumulative EPS target and the named executive officer is still employed by us at that time. Management does not believe that the vesting of this PBRS award is probable, and all compensation expense previously recognized with respect to this grant has been reversed.

Option Exercises and Stock Vested in Fiscal 2010

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a) (#)	Value Realized on Vesting(b) ($)

E. Scott Beattie	7,511	40,390	25,800	240,714
Stephen J. Smith	--	--	9,367	87,394
Joel B. Ronkin	8,000	84,500	12,066	112,576
Pierre B. Pirard	--	--	1,866	17,410
Oscar E. Marina	15,011	81,617	3,533	32,963
Ronald L. Rolleston	15,000	79,006	5,100	47,583
Elizabeth T. Park	--	--	4,700	43,851

(a)	Represent shares of SBRS that vested on August 17, 2009.

(b)	Value based on the closing market price of our common stock on August 17, 2009, the vesting date, of $9.33 per share.

Potential Payments Upon Termination or Change of Control

          Our severance policy provides for severance benefits upon the following triggering events: (i) a termination of the employment of a named executive officer by us without "cause," or (ii) a termination of the employment of a named executive officer by us without "cause" or by the named executive officer for "good reason," either of which occurs within two years of the consummation of a "change of control" involving us. Our severance policy and the terms "cause," "good reason," and "change of control," are discussed in more detail under "Compensation Discussion and Analysis -- Severance Policy and Change of Control." Payments under our severance policy are subject to the execution and delivery by the relevant executive officer of a release containing confidentiality and non-disparagement provisions that are satisfactory to us. The table below assumes that the triggering events under the severance policy occurred on June 30, 2010.

          Our stock incentive grant agreements generally provide that in the event of a change of control involving us, as defined in the stock incentive plans, all unvested stock options granted and restricted stock awarded to our employees, including our named executive officers, would automatically become fully vested. In addition, the excess of the fair market value of the common stock over the exercise price of such stock options is payable by us 90 days after the change of control, unless the compensation committee determines otherwise. All unvested stock option awards and a portion of unvested restricted stock awards also vest upon the termination of an executive officer's employment due to death or permanent disability. The following table shows the value of unvested stock options and restricted stock awards that would vest upon the specified triggering event, based on our closing market price of $14.52 on June 30, 2010, the last trading day of fiscal 2010.

[Remainder of Page Intentionally Left Blank]

		Termination

Name	Benefit	Without Cause(1)	Without Cause or For Good Reason Within 2 Years After Change of Control(2)	Change of Control(3)	Death or Permanent Disability(3)

E. Scott Beattie	Cash	$1,701,000	$3,355,930	$--	$--
	Option vesting	--	--	500,835	500,835
	Restricted stock vesting	--	--	4,247,594	2,610,681

	Total	$1,701,000	$3,355,930	$4,748,429	$3,111,516

Stephen J. Smith	Cash	$420,000	$736,803	$--	$--
	Option vesting	--	--	167,118	167,118
	Restricted stock vesting	--	--	1,192,092	669,009

	Total	$420,000	$736,803	$1,359,210	$836,127

Joel B. Ronkin	Cash	$446,300	$709,835	$--	$--
	Option vesting	--	--	250,158	250,158
	Restricted stock vesting	--	--	1,682,403	937,702

	Total	$446,300	$709,835	$1,932,561	$1,187,860

Pierre B. Pirard (4)	Cash	$512,357	$646,431	$--	$--
	Option vesting	--	--	111,066	111,066
	Restricted stock vesting	--	--	415,766	150,122

	Total	$512,357	$646,431	$526,832	$261,188

Oscar E. Marina	Cash	$383,300	$636,033	$--	$--
	Option vesting	--	--	55,533	55,533
	Restricted stock vesting	--	--	545,967	359,646

	Total	$383,300	$636,033	$601,500	$415,179

Ronald L. Rolleston	Cash	$372,800	$663,321	$--	$--
	Option vesting		--	94,458	94,458
	Restricted stock vesting		--	826,682	524,332

	Total	$372,800	$663,321	$921,140	$618,790

Elizabeth T. Park	Cash	$367,500	$631,223	$--	$--
	Option vesting	--	--	93,420	93,420
	Restricted stock vesting	--	--	649,538	371,073

	Total	$367,500	$631,223	$742,958	$464,493

(1)

Severance benefit for termination without cause (other than upon a change of control or due to death or permanent disability) equals 24 months of base salary for our chief executive officer and 12 months of base salary for our other named executive officers and is payable in a lump sum.

(2)

Severance benefit for termination without cause by us or by the named executive officer for good reason, either of which occurs within two years of a change of control, equals 2.99 times the "base amount" for our chief executive officer and 1.5 times the "base amount" for our other named executive officers, and is payable in a lump sum. "Base amount" is the average annual salary plus average bonus paid to a named executive officer during the most recently completed five fiscal years.

(3)

Reflects value of accelerated vesting of stock options calculated based on the difference between the exercise price of stock options not yet vested at June 30, 2010 and the closing market price of our common stock of $14.52 on June 30, 2010, the last trading day of fiscal 2010. Also reflects value of accelerated vesting of restricted stock not yet vested on June 30, 2010, based on the closing market price of our common stock on June 30, 2010 of $14.52. Stock options that vest on an accelerated basis due to death remain exercisable by the named executive officer's estate for 12 months after death. Stock options that vest on an accelerated basis due to permanent disability remain exercisable for six months after the permanent disability. Stock options that vest on an accelerated basis due to a change of control remain exercisable for 90 days after the change of control. The term "change of control" has substantially the same meaning under our stock incentive plans as under our severance policy.

(4)

As a special incentive to join the company, Mr. Pirard was granted a one-time, service-based cash award of $150,000 on November 1, 2007 that vests on November 1, 2010 provided that he is still employed by us on that date. The award earns interest at an annual rate for each year of the term equal to the U.S. Federal Funds rate on November 1, 2007, as adjusted on each November 1 thereafter, plus 1%. Vesting of the award is accelerated upon a termination of Mr. Pirard's employment (i) other than for cause or (ii) due to a change in control involving us.

Distinguishing "Realized" Pay from "Reported" Pay

          In reviewing our executive compensation, it is important to distinguish the compensation opportunities that we have provided to our named executive officers in fiscal 2010 from the compensation that was actually realized by our named executive officers in fiscal 2010, particularly in light of the emphasis that we place on performance-based compensation that may or may not be ultimately realized by our executives. The increasing complexity of the standards of financial accounting and reporting related to stock-based executive compensation has made it difficult for investors to assess this information and has, at times, caused confusion between what might be called "reported" pay versus "realized" pay, or the amount of compensation realized by an executive during a fiscal year. We have provided an additional compensation table below in order to highlight the often dramatic difference between compensation reported to reflect accounting costs, as set forth in the Fiscal 2010 Summary Compensation Table on page 25, and compensation that reflects what an executive has actually realized during the fiscal year.

          The table below shows the compensation realized by each of our named executive officers for fiscal 2010. This table includes:

—	salaries paid during fiscal 2010;

—	cash incentive bonuses earned for fiscal 2010 under our Management Bonus Plan;

—

the value of shares of common stock acquired upon the exercise of stock options in fiscal 2010 based on the market value of our common stock at the time of exercise (the actual value will depend on any proceeds received upon the ultimate sale of stock);

—	the value of restricted stock that vested in 2010 based on the closing price on the vesting date (the actual value will depend on any proceeds received upon the ultimate sale of stock);

—

the first installment of the performance-based cash awards that vested in fiscal 2010 and was paid in August 2010 (the remaining two installments of the vested performance-based cash awards are subject to the executive's continued employment with the company); and

—	the amounts set forth in the "All Other Compensation" column of the Fiscal 2010 Summary Compensation Table on page 25.

Fiscal 2010 Compensation Realized By Named Executive Officers
Name	Salary ($)	Cash Incentive Bonuses ($)	Value of Shares Acquired Upon Option Exercises ($)	Value of Vested Restricted Stock ($)	Performance- Based Cash Award ($)	All Other Compensation ($)	Total ($)

E. Scott Beattie	843,750	843,672	40,390	240,714	315,000	59,717	2,343,243
Stephen J. Smith	416,667	242,165	--	87,394	105,000	33,586	884,812
Joel B. Ronkin	442,750	300,461	84,500	112,576	157,500	35,906	1,133,693
Pierre B. Pirard	341,667	161,860	--	17,410	70,000	15,000	605,937
Oscar E. Marina	380,250	220,999	81,617	32,963	35,000	36,363	787,192
Ronald L. Rolleston	369,833	214,946	79,006	47,583	59,500	37,107	807,975
Elizabeth T. Park	364,583	211,895	--	43,851	58,625	26,760	705,714

AUDIT COMMITTEE REPORT

          The audit committee oversees the quality and integrity of the company's accounting and financial reporting process, the adequacy of the company's internal control over financial reporting, the audits of the company's consolidated financial statements, the review of quarterly consolidated financial statements and critical accounting policies, and also carries out such other duties as may be directed by the board of directors. The audit committee selects the independent registered public accounting firm that performs the audit of the company's consolidated financial statements and issues an attestation report regarding the company's internal control over financial reporting, negotiates and approves the fees paid for such services and evaluates their performance. The audit committee also approves the engagement of the independent registered public accounting firm for non-audit services permissible under applicable laws and negotiates and approves the fees paid for such services.

          The company's management is responsible for the preparation, presentation and integrity of its consolidated financial statements and internal controls and for the application of accounting and financial reporting principles and procedures designed to ensure compliance with accounting standards and applicable laws. The company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing an attestation report on the company's internal control over financial reporting. Although the audit committee members possess broad experience in analyzing and reviewing financial statements, the audit committee is not composed of professional auditors, and its functions are not intended to duplicate or to certify the actions of management and the independent registered public accounting firm.

          The audit committee reviewed and discussed with the company's management its audited consolidated financial statements for fiscal 2010. The committee also discussed with PricewaterhouseCoopers LLP, the company's independent registered public accounting firm, the results of the audit and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the company's internal control over financial reporting.

          The audit committee also considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to the company is compatible with maintaining the auditors' independence. The audit committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the audit committee concerning independence, and discussed with PricewaterhouseCoopers LLP their independence from the company, including any relationships that may impact their independence. The audit committee has concluded that PricewaterhouseCoopers LLP is independent from the company and its management.

          Based on the review and discussions referred to in this report, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the company's annual report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC.

Fred Berens (Chairperson)
Maura Clark
William M. Tatham

PROPOSAL 2 --
APPROVAL OF THE ELIZABETH ARDEN, INC.
2010 STOCK AWARD AND INCENTIVE PLAN

General

          We are requesting that the shareholders approve the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan (the "2010 Plan"), which was adopted by the compensation committee of the board of directors on August 9, 2010, subject to shareholder approval at the annual meeting of shareholders scheduled for November 1, 2010. As of September 15, 2010, there were only 4,584 shares remaining available for additional awards to employees under our stock incentive plans. In addition, the 2010 Plan is intended to replace our 2005 Management Bonus Plan, which expired by its terms in August 2010, as the plan under which the company can award performance-based compensation that qualifies for exemption from the tax deduction limitations of Rule 162(m) of the Internal Revenue Code. If approved by shareholders, the 2010 Plan will allow the company to continue to grant stock-based awards, as well as Rule 162(m) qualified cash and stock performance-based incentive compensation, to eligible individuals, consistent with our compensation strategy. The company's ability to grant stock awards and Rule 162(m) qualified performance-based incentive compensation under the 2010 Plan will allow the company to continue to attract and retain those employees and directors who are expected to contribute significantly to the success of our company and our affiliates in a tax-efficient manner, and to motivate such individuals to perform at the highest level. If the 2010 Plan is not approved by shareholders at the annual meeting, the company likely will not have sufficient shares of common stock available to make future long-term incentive stock awards consistent with its compensation strategy and past practice, and the full amount of compensation payable to certain executive officers may not qualify as "performance-based compensation" under Rule 162(m) of the Internal Revenue Code and, therefore, may not be fully tax deductible to the company.

          The 2010 plan provides for the availability of 1,100,000 shares of common stock for the grant of stock-based awards, of which no more than 550,000 shares may be granted as "full value awards" (as defined below under "Shares Available for Awards"). If the shareholders approve the 2010 Plan at the annual meeting, it will become effective as of August 9, 2010 and the term during which options or stock awards may be granted will expire on August 9, 2020. A copy of the 2010 Plan is attached to this proxy statement as Appendix A.

Shares Underlying Outstanding Awards and Shares Available for Grant under Other Plans

          As of September 15, 2010, under all of our employee and non-employee director stock option and incentive plans (excluding our proposed 2010 Plan and our Employee Stock Purchase Plan), there were a total of (i) 3,575,229 options to purchase shares of our common stock outstanding, with a weighted average exercise price of $16.43 per share and a weighted average remaining term of 4.4 years, (ii) 830,249 shares of unvested restricted stock outstanding, (iii) 4,584 shares remaining available for additional awards to employees, and (iv) 167,000 shares remaining available only for grants of stock options to non-employee directors under our 2004 Non-Employee Director Stock Option Plan. On September 15, 2010, we had 27,812,866 shares of common stock outstanding and the closing price on the Nasdaq Global Select Market of our common stock, par value $0.01 per share, was $18.38 per share.

Summary of the 2010 Stock Award and Plan

          Effective Date of the 2010 Plan.    If approved by the shareholders, the 2010 Plan will be effective as of August 9, 2010.

          Administration.    The 2010 Plan is to be administered by a committee appointed by the board of directors and consisting of no less than three of the members of our board of directors. Each member of the committee is required to be (i) an "independent director" as defined by NASDAQ, (ii) an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) a "non-employee director" as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended.

          Subject to the terms of the 2010 Plan and applicable law, the committee (or its delegate) has the authority to:

(i)	designate participants in the 2010 Plan;

(ii)	determine the type or types of awards (including substitute awards) to be granted to each participant under the 2010 Plan;

(iii)	determine the number of shares of our common stock to be covered by (or which payments, rights, or other matters are to be calculated in connection with) awards;

(iv)	determine the terms and conditions of any award;

(v)

determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of our common stock, other securities, or other awards, or canceled, forfeited or suspended, and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended;

(vi)

determine whether, to what extent, and under what circumstances cash, shares of our common stock, other securities, other awards, and other amounts payable with respect to an award under the 2010 Plan shall be deferred either automatically or at the election of the holder thereof or of the committee;

(vii)	interpret and administer the 2010 Plan and any award made under the 2010 Plan;

(viii)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2010 Plan; and

(ix)	make any other determination and take any other action that the committee deems necessary or desirable for the administration of the 2010 Plan.

          The compensation committee of our board of directors has been delegated the authority to administer the 2010 Plan.

          Eligibility.    Awards may be granted to employees and directors who provide services to our company or one of our affiliates. Individuals who are holders of options or other awards granted by a company that is acquired by us or with which we combine are eligible to receive substitute awards under the 2010 Plan. For purposes of the 2010 Plan, "substitute awards" are awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company that we acquire or with which we combine. As of September 15, we had approximately 2,622 full and part-time employees and five non-employee directors who are eligible to receive awards under the 2010 Plan.

          Shares Available for Awards.    Subject to shareholder approval of the 2010 Plan, the maximum number of shares available for issuance under the 2010 Plan is 1,100,000 shares of which a maximum of 550,000 shares may be awarded as "full value awards." A "full value award" is any award, other than a stock option or stock appreciation right, which is settled by the issuance of shares. Any shares of common stock covered by an award that is forfeited, canceled, terminated, expires, lapses or is settled in cash, without the issuance of shares of common stock or delivery of any other consideration by us, shall once again become available for grant under the 2010 Plan. The number of shares of common stock available for issuance under the 2010 Plan will not be reduced by awards that will be settled in cash. With respect to stock awards, no participant may receive, in any one fiscal year, awards under the 2010 Plan that are denominated or to be settled in more than 600,000 shares of common stock.

          No "Liberal" Share Counting. If, in accordance with the terms of the 2010 Plan, a participant pays the option exercise price for a stock option or satisfies any tax withholding requirement with respect to any taxable event arising as a result of the 2010 Plan by either tendering previously owned shares of common stock to us or having us withhold shares of common stock, then such shares of common stock surrendered to pay the option exercise price for a stock option or used to satisfy such tax withholding requirements shall not be added to the aggregate number of shares of common stock that may be made subject to awards under the 2010 Plan, and will not be available for grant or issuance under the 2010 Plan. In addition, in the event that a stock appreciation right is settled in shares of common stock, the number of shares of common stock subject to the stock appreciation right that are not issued upon its exercise shall not be added to the aggregate number of Shares available for issuance under Plan and will not be available for grant or issuance under the Plan.

No Repricings.    Without the approval of shareholders, the committee may not amend or replace previously granted stock options or stock appreciation rights in a transaction that constitutes a "repricing," which for this purpose means any of the following or any other action that has the same effect; provided, however, that the following transactions shall not be deemed a repricing if made pursuant to an adjustment due to merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or another like distribution or changes in capital authorized under the 2010 Plan:

(i)	Lowering the exercise price of a stock option or SAR after it is granted; or

(ii)

Canceling a stock option or a SAR at a time when its exercise price exceeds the fair market value of the underlying common stock, in exchange for another stock option or SAR, restricted stock, other equity, cash or property.

           Types of Awards.    This 2010 Plan authorizes the committee to grant any one or any combination of: (a) stock options, (b) stock appreciation rights, (c) restricted stock, (e) restricted stock units, (f) deferred and bonus stock, and (g) performance awards. The committee may also grant dividend equivalents with respect to any awards.

           Options.    The committee is authorized to grant stock options to the participants in the form of incentive stock options (ISOs) and non-qualified stock options. The number of shares of common stock with respect to which ISOs may be granted under the 2010 Plan shall not exceed 1,100,000.

           The committee is responsible for establishing the terms and conditions for stock options, including, without limitation, (i) the exercise price per share of common stock (which, except in the case of substitute awards, shall not be less than the fair market value of the common stock on the date of grant of such stock option), (ii) the term of each stock option (which shall not exceed 10 years from the date of grant), (iii) the time or times at which the stock option may be exercised in whole or in part, (iv) the method and form in which payment of the exercise price of the stock option may be made, which may include, without limitation, cash, shares of common stock, other awards, or a combination thereof. The committee is responsible for ensuring that any ISO complies in all respects with Section 422 of the Internal Revenue Code (or any successor provision thereto) (the "Code").

           For purposes of the 2010 Plan, "fair market value" of shares of common stock means (i) the closing price of a share of common stock on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or any established over-the-counter trading system on which the shares trade or are quoted, or (ii) in the absence of a stock exchange or established trading system for shares of our common stock, the per share fair market value determined by the committee in good faith and in accordance with applicable provisions of Section 409A of the Code. With respect to any property other than shares of common stock, "fair market value" means the value determined by such methods or procedures as shall be established from time to time by the committee. Our shares of common stock are currently traded on the Nasdaq Global Select Market.

           In the case of ISOs, however, (i) the exercise price per share of ISOs granted to any holder of our capital stock (or any subsidiary or parent corporation) possessing 10% or more of our voting power (or any subsidiary or parent corporation) will be not less than 110% of the fair market value of the common stock on the date the ISO is granted, (ii) in the case of a person who at the date of grant owns capital stock (or the capital stock of any subsidiary or parent corporation) representing 10% or more of our voting power (or the voting power of any subsidiary or parent corporation), the ISO cannot be exercisable for more than five years from the date of grant, and (iii) except as otherwise provided under the Internal Revenue Code, to the extent that the aggregate fair market value of shares subject to ISOs (under any of our plans or the plans of any subsidiary or parent corporation) that may be exercised for the first time in any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.

          Stock Appreciation Rights.     A stock appreciation right, known as a "SAR", is a right to receive the excess of (x) the fair market value of a specified number of shares of common stock on the date the right is exercised, over (y) the price of the right, which shall not be less than the fair market value at the date of the grant or, if the grant is in connection with an existing or outstanding stock option, on the date of the grant of the related stock option as determined by the committee. A SAR may be granted as a "freestanding" award, on its own, or as a "tandem" award, in addition to other awards granted under the 2010 Plan. Each SAR shall be subject to such terms and conditions as the committee shall impose from time to time, provided that (i) no SAR may have a term greater than 10 years, and (ii) unless it is a substitute award, no SAR may have an exercise price equal to less than the fair market value of our common stock on the day of the grant of the SAR (or the related stock option in the case of a tandem award). SARs may be settled in cash or shares of common stock, as determined by the committee on or after the date of grant.

          Restricted Stock or Restricted Stock Units.     Restricted stock means any share of common stock whose vesting is subject to the satisfaction of one or more conditions. A restricted stock unit represents a right to receive the value of one share of common stock, or a percentage of that value, pursuant to the terms set forth in the 2010 Plan. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the committee may deem appropriate. The committee may waive, in whole or in part, any or all restrictions on restricted stock or restricted stock units that the committee deems appropriate. Restricted stock units may be settled in cash or shares of common stock, as determined by the committee on or after the date of grant.

          Deferred Stock.    Deferred stock is a right to receive shares of common stock or other awards denominated or settled in shares of common stock at the end of a specified deferral period. Awards of deferred stock shall be subject to such restrictions as the committee may impose, such as restrictions on transferability and risk of forfeiture. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times (such as based on the achievement of performance goals or future service requirements), separately or in combination, in installments or otherwise, and under such circumstances as the committee may determine on the date of grant or thereafter. Awards of deferred stock may be settled by the delivery of shares of common stock, cash, other awards, or a combination thereof, as determined by the committee at the time of grant or thereafter.

          Performance Awards.    Performance awards are awards of shares of common stock or cash or a combination thereof that may be earned upon achievement or satisfaction of performance conditions as established by the committee. The committee may further specify any other award as a performance award by conditioning the exercise or settlement of that award on the achievement of certain performance conditions. The committee, at its discretion, establishes the performance conditions and the length of any performance period.

          In order for a performance award to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code, the award must include a pre-established formula that indicates that payment, retention or vesting of the performance award is subject to the achievement, during one or more performance periods, of performance targets based on one or more business criteria that apply to the individual participant, one or more business units, operating or reporting segments of the company or its affiliates, or the company as a whole. The business criteria are as follows and can be considered, at the committee's discretion, individually or in some combination: (i) the attainment of certain target levels of, or a specified increase in, the company's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits, including, without limitation, those attributable to continuing and/or other operations; (iii) attainment of certain target levels of, or a percentage increase relating to, operational cash flow or working capital, or a component thereof including, without limitation, inventory and accounts receivable; (iv) the attainment of certain target levels of, or a specified decrease relating to, operational costs and other expense targets, or a component thereof or planning or forecasting accuracy; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, market share, operating margin, net income, earnings before income tax or other exclusions, or segment profit; (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, after tax or pre-tax return on shareholders equity or total return to shareholders; (x) the attainment of certain target levels in the fair market value of the shares of the company's common stock; (xi) the growth in value of an investment in shares of our common stock assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in EBITDA (earnings before interest, taxes, depreciation and amortization); in each case, unless otherwise specified by the Committee at the time of grant, as determined in accordance with generally accepted accounting principles, as consistently applied by our company. When establishing performance goals for a performance period, the committee may exclude any or all extraordinary items or non-recurring items as determined by the committee including, without limitation, the charges or costs associated with asset write-downs, litigation judgments or settlements, restructurings, discontinued operations, debt extinguishment charges, reorganizations, acquisitions, divestitures, new licensing arrangements, other unusual or non-recurring items, changes in applicable law and the cumulative effects of accounting changes.

          Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices. Except in the case of an award intended as qualified "performance-based compensation" under Section 162(m) of the Internal Revenue Code, if the committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the performance objectives unsuitable, the committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the committee deems appropriate and equitable. Performance measures may vary from performance award to performance award and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

          The maximum number of shares of common stock that may be subject to any award intended as "qualified performance-based compensation" that may be granted in any fiscal year to a participant shall be 600,000, and the maximum amount that may be paid in respect of a performance award denominated in cash or value other than shares of common stock on an annualized fiscal year basis with respect to any participant shall be $5,000,000.

          For awards to qualify as "qualified performance-based compensation" the committee must, pursuant to Section 162(m), establish in writing (x) the performance goals applicable to a given performance period and the method for computing the amount of compensation payable to the participant should the participant achieve the necessary performance goals, and (y) the employees or class of employees to whom the performance goals will be applied, in each case no later than 90 days after the beginning of the performance period, or before 25% of the performance period has elapsed, whichever is sooner. Further, no qualified "performance-based compensation" will be paid until the committee certifies in writing that the participant has achieved the objective performance goals.

          Settlement of performance awards may be in cash, shares of common stock, other awards, other property, or a combination thereof, in the discretion of the committee. The committee has the discretion to increase or reduce the amount of a settlement otherwise to be made in connection with any performance awards, except that the committee may not exercise such discretion to increase an amount payable to an individual who is or is expected by the committee to become an individual covered within the meaning of Section 162(m) of the Internal Revenue Code. No change in the form of payment of an award from that originally specified may be made unless such change is implemented in a manner that ensures the performance award and other related awards do not fail to qualify as "performance-based compensation" as defined in Section 162(m) of the Internal Revenue Code due to the adjustment.

          Other Stock-Based Awards.    The committee is authorized to grant to participants other awards that are denominated or payable in, valued in or otherwise based on shares of common stock, including factors that may influence the value of shares. The committee will determine the terms and conditions of these awards, and such awards may include a cash award, as an element or supplement to such stock-based award.

          Dividend Equivalents. The committee is authorized to award dividend equivalents with respect to the number of shares of common stock covered by an award. Dividend equivalents represent the right to receive amounts equivalent to cash, stock or other property dividends on shares of common stock. The committee may determine, in its sole discretion, that dividend equivalents will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested, and may provide that the dividend equivalents are subject to the same vesting or performance conditions as the underlying award. Dividend equivalents granted in connection with a performance award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying award.

          Equitable Adjustments and Change in Control.    In the event of a change in the shares of our common stock or our capitalization through any kind of reorganization, merger, recapitalization or any other change in capital structure or distribution besides normal cash dividends, the committee shall adjust, when appropriate, the number and kinds of shares issued under the 2010 Plan, the individual limits, the number and kind of shares subject to outstanding awards, or take other actions, if deemed appropriate and subject to the 2010 Plan and Internal Revenue Code, to prevent the dilution or enlargement of a participant's rights under the 2010 Plan.

          In the event of a change in control as defined in the 2010 Plan, all outstanding stock options and SARs will become immediately exercisable with respect to 100% of the shares of common stock subject to any stock option or SAR, all restrictions applicable to any outstanding shares of restricted stock, restricted stock units, shares of deferred stock, other stock-based awards (including dividend equivalents) and performance awards (whether payable in shares of common stock or in cash) will immediately lapse, any applicable performance targets will be deemed waived, and any applicable performance or deferral periods will immediately expire. To the extent practicable, any such acceleration of exercisability, lapse of restrictions and expiration of performance or deferral periods (as applicable) will occur in a manner and at a time which allows affected participants the ability to participate in the change in control transaction with respect to any shares of common stock subject to outstanding awards.

          In addition, in the event of a change of control, the committee may also, in its discretion, (i)  cancel any outstanding stock options or SARs and pay to the holders thereof in cash the value of such awards based upon the price per share of common stock received or to be received by other shareholders of the company in the change in control event, and/or (ii) extend the termination date of any stock options or SARs and/or determine that any unexercised stock options or SARs shall convert into stock options or SARs of the acquiring company on an equitable basis with regard to the number of unexercised stock options and SARs and the exercise price.

          For purposes of the 2010 Plan, a "change of control" means the occurrence of any of the following events:

(i)

any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934) other than our company, our affiliates or an employee benefit plan or trust maintained by our company or our affiliates, directly or indirectly acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of our then outstanding securities (x) possessing 40% or more of the total voting power of our voting securities (excluding any "person" who becomes such a beneficial owner in connection with a transaction described in clause (A) of subparagraph (iii) below) or (y) that constitute more than 50% of the total fair market value of our voting securities;

(ii)

at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted our board of directors cease for any reason (other than due to death or voluntary resignation) to constitute at least a majority thereof, unless the election by our shareholders of each new director during such twelve-month period was endorsed or recommended by at least a majority of the directors then still in office who were directors at the beginning of such twelve-month period; or

(iii)

the consummation of (A) a merger, consolidation or other business combination of our company with any other corporation, other than a merger, consolidation or business combination which would result in our voting securities outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of our securities or those of such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of our assets.

          Termination of Service and its Effect on Awards.    The committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be exercised, vested, paid or forfeited in the event a participant ceases to provide service to the company or any affiliate prior to the end of a performance period or prior to the exercise or settlement of such award, subject to compliance with Section 162(m) and/or Section 409A of the Internal Revenue Code, as applicable.

          Taxes.    We have the right and power to deduct from all amounts paid to a participant in cash or shares of common stock (whether under the 2010 Plan or otherwise) or to require a participant to remit to us promptly upon notification of the amount due, an amount (which may include shares of common stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to any award under the 2010 Plan. We may defer (other than for tax purposes) payments of cash or issuance or delivery of shares of common stock until such requirements are satisfied. The committee may, subject to such terms and conditions as it may establish from time to time, permit participants to elect to tender shares of common stock (including shares issuable in respect of an award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount withheld by us shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

          Transferability of Awards.    Except as permitted by the committee or the applicable award agreement: (i) no award and no right under any award is transferable by a participant in any way except by will or the laws of descent and distribution, or by the establishment of a beneficiary; and (ii) each award, and each right under an award, is exercisable only during the participant's lifetime and only by the participant, or if permissible by law, by the participant's guardian or legal representative. This does not include any award that has been fully exercised, paid or earned.

          Certificates for shares of common stock or other securities delivered under the 2010 Plan pursuant to any award are subject to all stop transfer orders, and any other restrictions the committee may deem advisable under the 2010 Plan or other rules or regulations.

          Other General Provisions Applicable to Awards.    Awards are to be granted for no cash consideration or such cash consideration as may be required by law. Awards may be granted in tandem with other awards granted by us at the same time as or at a different time from the grant of the other Award. The committee may also impose such restrictions on any award with respect to non-competition, confidentiality and other restrictive covenants, as it deems necessary in its sole discretion.

          Amendments and Termination of 2010 Plan.    Except to the extent prohibited by law or otherwise expressly prohibited in an applicable award agreement or in the 2010 Plan, the committee may amend, alter, suspend, discontinue or terminate the 2010 Plan or any part of it at any time, provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the stock exchange, if any, on which our shares of common stock are principally traded or quoted, or (ii) the consent of the affected participant(s) if such action would adversely affect the rights of such participant(s) in any material respect under any outstanding award denominated or to be settled in shares of our common stock, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the 2010 Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. In any event, the Committee may amend the 2010 Plan in such manner as may be necessary to enable the 2010 Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

          Amendments and Termination of Outstanding Awards.     The committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any outstanding award, prospectively or retroactively, without the consent of any relevant participant or holder or beneficiary of an award. No such action, however, shall adversely affect the rights of any affected participant or holder or beneficiary in any material respect under any award denominated or to be settled in shares of common stock previously granted under the 2010 Plan, except to the extent any such action is made to cause the 2010 Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. The committee's authority to amend, alter, suspend, discontinue or terminate any outstanding award is limited, however, in the case of awards of qualified "performance based awards" as described above under the caption "Performance Awards."

          The committee may waive any conditions or rights under, amend any terms of, or suspend, discontinue or terminate any award that is both denominated and payable in cash without the consent of any relevant participant or holder or beneficiary of any such type of award.

          Section 409A of the Internal Revenue Code.    This 2010 Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code, and all related rules, regulations and interpretive authority and all provisions shall be interpreted in a manner that satisfies the requirements of Section 409A.

          Awards to Foreign Participants. Awards may be granted to participants who are foreign nationals or employees or providing services outside the United States, or both, on such terms and conditions different from those applicable to awards made to participants providing services in the United States as may, in the judgment of the committee, be necessary or desirable in order to recognize differences in local law or tax policy.

         Term of the 2010 Plan.    No award shall be granted under the 2010 Plan after August 9, 2020. This does not limit previously granted awards that extend past such date or the committee's authority to oversee such awards.

Federal Income Tax Consequences Relating to the 2010 Plan

          Federal Income Tax Consequences Generally.    The statements in the following paragraphs of the principal U.S. federal income tax consequences of awards under the 2010 Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary of U.S. federal tax consequences and does not include tax consequences under foreign laws.

          Incentive Stock Options.    ISOs granted under the 2010 Plan are intended to meet the definitional requirements of Section 422(b) of the Internal Revenue Code for "incentive stock options."

          An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply, and (ii) the employee is employed by us from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as a non-qualified stock option and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

          Further, if after exercising an ISO, an employee disposes of the common stock acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and any remaining income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sale proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain, if any, realized on the sale.

          An employee who exercises an ISO by delivering common stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of common stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

          We will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

          Non-Qualified Stock Options and Stock Appreciation Rights.    Non-qualified stock options granted under the 2010 Plan are options that do not qualify as ISOs. An employee who receives a non-qualified stock option or an SAR will not recognize any taxable income upon the grant of such non-qualified stock option or SAR. However, the employee generally will recognize ordinary income upon exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

          The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a non-qualified stock option or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a non-qualified stock option, we may satisfy the liability in whole or in part by withholding shares of common stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

          A federal income tax deduction generally will be allowed to us in an amount equal to the ordinary income included by the individual with respect to his or her non-qualified stock option or SAR, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

          If an individual exercises a non-qualified stock option by delivering shares of common stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the non-qualified stock option as if he or she had paid the exercise price in cash and we likewise generally will be entitled to an equivalent tax deduction.

          Upon the sale of shares acquired by an individual in connection with the exercise of a non-qualified stock option or SAR, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period.

          Other Awards.    With respect to other awards under the 2010 Plan that are settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received.

          With respect to awards under the 2010 Plan that are settled in shares of common stock that are restricted as to transferability and subject to a substantial risk of forfeiture -- absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) Election") -- an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable, or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the common stock as of that date over the price paid for such award, if any.

          The ordinary income recognized with respect to the receipt of cash, shares of common stock or other property under the 2010 Plan will be subject to both wage withholding and other employment taxes.

          We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Internal Revenue Code do not apply.

          Dividends and Dividend Equivalent Rights.    To the extent Awards under the 2010 Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 2010 Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

          Change in Control.    In general, if the total amount of payments to an individual that are contingent upon a "change in control" (as defined in the 2010 Plan) of our company, including payments under the 2010 Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years ending before the date on which the change in control occurs), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Internal Revenue Code, in which case a portion of such payments would be non-deductible to us and the individual would be subject to a 20% excise tax on such portion of the payments.

          Certain Limitations on Deductibility of Executive Compensation.    With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year unless the compensation qualifies as performance-based compensation and has been approved by the company's shareholders. The 2010 Plan is intended to comply with Section 162(m) of the Code.

Registration with the SEC

          We intend to file a registration statement on Form S-8 relating to the issuance of common stock under the 2010 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable if the 2010 Plan is approved by our shareholders.

Grants of Awards under the 2010 Elizabeth Arden, Inc. Stock Award and Incentive Plan

          On August 9, 2010, the compensation committee of the board of directors approved the following grants of service-based restricted stock ("SBRS") under the 2010 Plan to our current named executive officers, subject to shareholder approval of the 2010 Plan:

New Plan Benefits

2010 Elizabeth Arden, Inc. Stock Award and Incentive Plan

Name and Position	Stock Awards

E. Scott Beattie	8,500 shares of SBRS
Stephen J. Smith	2,100 shares of SBRS
Joel B. Ronkin	3,800 shares of SBRS
Pierre B. Pirard	1,700 shares of SBRS
Oscar E. Marina	900 shares of SBRS
All current executive officers, as a group	18,500 shares of SBRS
All current directors, other than executive officers, as a group	--
All current employees (other than executive officers), as a group	8,000 shares of SBRS

          These SBRS awards would vest over a three-year period in equal thirds two business days after the public announcement of our financial results for the fiscal years ending June 30, 2011, June 30, 2012 and June 30, 2013, as applicable, if the executive officer is still employed by us at that time.

          With respect to other grants under the 2010 Plan, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2010 Plan because the grant and actual settlement of awards under the 2010 Plan will be discretionary.

          If shareholders do not approve the 2010 Plan at the annual meeting, the grants set forth above shall be forfeited.

Equity Compensation Plan Information

          The following table sets forth information concerning our common stock authorized for issuance under our equity compensation plans at June 30, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)

Equity compensation plans approved by security holders	3,469,284	$16.36	626,516	(1)
Equity compensation plans not approved by security holders	--	--	--
Total	3,469,284	$16.36	626,516	(1)

(1)

Of these shares of common stock, 200,632 remained available for issuance at June 30, 2010, under the Elizabeth Aden, Inc. 2002 Employee Stock Purchase Plan. Of the remaining amount, 243,985 shares were available under the 2004 Stock Incentive Plan, 14,899 shares were available under the 2000 Stock Incentive Plan, and 167,000 shares were available under the 2004 Non-Employee Director Stock Option Plan. See note 14 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2010, as filed with the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ELIZABETH ARDEN, INC. 2010 Stock Award and INCENTIVE PLAN.

PROPOSAL 3 --
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the fiscal year ending June 30, 2011. The appointment of the independent registered public accounting firm by the audit committee is submitted annually for ratification by the shareholders. Although shareholder approval is not required, if the shareholders do not ratify the appointment, the audit committee will reconsider the matter. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

Fees Paid to PricewaterhouseCoopers LLP

          The following table shows the fees paid to PricewaterhouseCoopers LLP for the audit of the consolidated financial statements and internal control over financial reporting and other services provided for the fiscal years ended June 30, 2010 and 2009, respectively:

	Fiscal Year Ended

	June 30, 2010	June 30, 2009

Audit fees	$1,717,256	$1,551,416
Audit-related fees	1,646	75,000
Tax fees	662,738	765,153
All other fees	1,515	1,553

Total	$2,383,155	$2,393,122

          Audit Fees.  Audit fees consisted principally of fees for audit work performed on the consolidated financial statements and internal controls over financial reporting included in our Annual Report on Form 10-K for fiscal 2010 and 2009, the quarterly reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2010 and 2009, and services that are normally provided by our independent registered public accounting firm in connection with statutory audits and SEC regulatory filings or engagements. The higher fees incurred in fiscal 2010 relate primarily to assistance provided in responding to an SEC comment letter and the performance of certain statutory audits for foreign affiliates that were not previously required.

          Audit-Related Fees.  Audit-related fees consist of fees for assurance and related services that are reasonably related to the audit or review of our consolidated financial statements. The higher fees incurred in fiscal 2009 relate primarily to the assessment and evaluation of certain aspects of our internal financial controls in connection with our implementation of a new financial accounting and order processing system.

          Tax Fees.  The tax fees listed above consisted of fees for assistance with matters related to such services as domestic and international tax planning, tax compliance, including tax filings, tax audits (including audits for income taxes, indirect taxes and customs duties) and general tax advice.

          All Other Fees.  The other fees listed above consisted of annual subscription fees paid to access PricewaterhouseCoopers' accounting reference website.

          Pre-Approval Policies and Procedure for Audit and Permitted Non-Audit Services. The audit committee has developed policies and procedures regarding the approval of all non-audit services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws, and the corresponding fees for such services. In situations where the full audit committee is unavailable to pre-approve any permitted non-

audit services to be rendered by our independent registered public accounting firm: (i) our chief financial officer and general counsel will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC or Nasdaq, (ii) following such confirmation by the chief financial officer and the general counsel, the chairperson of the audit committee will determine whether we should engage our independent registered public accounting firm for such permitted non-audit services and, if so, negotiate the terms of the engagement with our independent registered public accounting firm, and (iii) the chairperson of the audit committee will report to the full audit committee at its next regularly scheduled meeting about any engagements of our independent registered public accounting firm for permitted non-audit services that have been approved by the chairperson. Alternatively, after confirmation by the chief financial officer and the general counsel, the full committee may pre-approve engagements of our independent registered public accounting firm at audit committee meetings.

          Consistent with these policies and procedures, all audit services and non-audit services, including tax services, and all fees associated with such services performed by our independent registered public accounting firm in the fiscal years ended June 30, 2010 and 2009 were pre-approved by the chairperson of the audit committee and ratified by the audit committee or approved by the full audit committee.

SHAREHOLDER PROPOSALS AND NOMINATIONS OF
BOARD MEMBERS FOR THE 2011 ANNUAL MEETING

          If a shareholder intends to present a proposal for action at the 2011 annual meeting of shareholders and wishes to have that proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Secretary of the company by May 31, 2011. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

          Our by-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the board of directors. In general, in order for a shareholder proposal or director nomination to be properly brought before the 2011 annual meeting, written notice of such shareholder proposal or director nomination must be received by the Secretary of the company no later than August 3, 2011 nor before July 4, 2011, provided, however, that if the 2011 annual meeting is more than thirty days before or more than sixty days after November 1, 2011, such written notice must be received by the Secretary of the company not later than ninety days prior to date of the 2011 annual meeting or, if later, the close of business on the tenth day following the date that public disclosure of the date of the 2011 annual meeting is first made.

          The written notice of a shareholder proposal must comply with the requirements of our amended and restated by-laws regarding shareholder proposals, including as to each matter the shareholder proposes to bring before the annual meeting, among other things, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our corporate books, of the shareholder proposing such business, (c) the class and number of shares of our common stock which are beneficially owned by the shareholder, including any synthetic equity interests or any short interests in our common stock, (d) any significant equity (including synthetic equity and short interests) in our principal competitors, and (e) any material interest of the shareholder in such shareholder's proposal.

          The written notice of a shareholder director nomination must comply with the requirements of our amended and restated by-laws regarding director nominations by shareholders, including as to each nominee the following information, among other things: (i) the name and address of each nominee proposed in such notice, (ii) the number of shares of our common stock which are beneficially owned by each such nominee, (iii) such other information concerning each such nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director, (iv) any information that could be material to a reasonable shareholder's understanding of the independence or lack of independence of such nominee, and (v) a completed and signed questionnaire, representation and agreement in accordance with our amended and restated by-laws. The questionnaire and written representation and agreement are available from the Secretary of the company upon written request.

          If the presiding officer at any shareholders' meeting determines that a shareholder proposal or director nomination was not made in accordance with our by-laws or SEC rules, we may disregard that proposal or nomination. In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2011 annual meeting of shareholders, but the proposal complies with the advance notice procedure prescribed by our by-laws, then our proxy may confer discretionary authority on the persons being appointed as proxies on behalf of our board of directors to vote on the proposal.

          Proposals, director nominations and requests for the questionnaire, representation and agreement applicable to shareholder director nominees should be addressed to Secretary, Elizabeth Arden, Inc., 2400 S.W. 145th Avenue, Miramar, Florida 33027.

GENERAL INFORMATION

          Directions to Annual Meeting.    If you require directions to the annual meeting, you may contact the office of our Secretary by calling (954) 364-6900 or visit our annual meeting website at http://annualmeeting.elizabetharden.com.

          Expenses of Solicitation.    We will bear the expense of soliciting proxies. Proxies will be solicited principally by mail. Our directors, officers and regular employees may, however, solicit proxies personally, by telephone or by facsimile transmission. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

          Multiple Shareholders Sharing the Same Address.    Regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit us, banks, brokerage firms, and other nominees to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as "householding." Shareholders who hold their shares through a bank, broker, or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke a "householding" consent previously provided to a bank, broker, or other nominee, the shareholder must contact the bank, broker, or other nominee, as applicable, to revoke such consent. In the event that a shareholder wishes to receive a separate proxy statement for the 2010 Annual Meeting or a 2010 Annual Report, the shareholder may obtain copies by writing to Secretary, Elizabeth Arden, Inc., 2400 S.W. 145 Avenue, Miramar, Florida 33027, by calling (954) 364-6900, or by visiting our annual meeting website at http://annualmeeting.elizabetharden.com and downloading the PDF documents.

          Any shareholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact us by mail or telephone as instructed above. Any shareholders sharing an address whose shares of common stock are held by a bank, broker, or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

          Transfer Agent and Registrar.    Our transfer agent and registrar is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038. Their telephone number is (800) 937-5449 and their website is www.amstock.com.

          Other Matters.    The board of directors is not aware of any matters to be presented at the annual meeting other than the matters described herein and does not intend to bring any other matters before the annual meeting. If any other matters should, however, come before the annual meeting, or any adjournment or postponement thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Form 10-K

          Shareholders entitled to vote at the meeting may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including the consolidated financial statements required to be filed with the SEC, without charge, upon written request to Elizabeth Arden, Inc., Attention: Secretary, 2400 S.W. 145th Avenue, Miramar, Florida 33027, or by visiting our corporate website at www.elizabetharden.com.

By Order of the Board of Directors

OSCAR E. MARINA
Secretary

Miramar, Florida
September 28, 2010

APPENDIX A

ELIZABETH ARDEN, INC.
2010 STOCK AWARD AND INCENTIVE PLAN

     Section 1.   Purpose. The purpose of the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan is to attract and retain those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates and to motivate such individuals to perform at the highest level, and, in general, to further the best interests of the Company and its shareholders.

     Section 2.   Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

     (b) "Affiliate" shall mean any entity that, directly or indirectly, controls, is controlled by or is under common control with the Company, as determined by the Committee and provided, however, that such entity also satisfies the definition of an "affiliate" as such term is defined for purposes of Section 409A of the Code. For purposes hereof, the term "control" shall mean the power to control, directly or indirectly, at least 50% of the combined voting power of the respective corporation or entity.

     (c) "Award" shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Deferred Stock, annual or long-term Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

     (d) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

     (e) "Beneficiary" shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. If no such person is named by a Participant who is an individual, such individual's Beneficiary shall be the individual's estate.

     (f) "Board" shall mean the board of directors of the Company.

     (g) "Change in Control" shall mean the occurrence of any of the following events:

(i)

any "person" (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, directly or indirectly acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company's then outstanding securities (x) possessing 40% or more of the total voting power of the voting securities of the Company (excluding any "person" who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below), or (y) that constitute more than 50% of the total fair market value of the voting securities of the Company;

(ii)

at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason (other than due to death or voluntary resignation) to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such twelve-month period was endorsed or recommended by at least a majority of the directors then still in office who were directors at the beginning of such twelve-month period; or

(iii)

the consummation of (A) a merger, consolidation or other business combination of the Company with any other corporation, other than a merger, consolidation or other business combination which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent

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thereof outstanding immediately after such merger, consolidation or other business combination, or (B) any sale, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

     (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the "Committee" shall refer to the Board.

     (j) "Company" shall mean Elizabeth Arden, Inc.

     (k) "Covered Employee" means an individual who is (i) a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto or (ii) designated by the Committee at the time of grant of a Performance Award that is intended to be qualified as "performance-based compensation" as likely to be a "covered employee" for the tax year of the Company with regard to which a deduction in respect of such individual's Award would be allowed.

     (l) "Deferred Stock" shall mean a right to receive Shares or other Awards denominated or settled in Shares or a combination thereof at the end of a specified deferral period, granted under Section 9.

     (m) "Dividend Equivalent" means the right to receive amounts equivalent to cash, stock or other property dividends on Shares as further described in Section 13(i).

     (n) "Fair Market Value" shall mean (i) with respect to Shares, (x) the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange or any established over-the-counter trading system on which the Shares trade or are quoted, or (y) in the absence of a stock exchange or established trading system for the Shares of the type described in (x) above, the per Share Fair Market Value shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (o) "Full Value Award" shall mean an Award other than an Option or Stock Appreciation Right, and that is settled by the issuance of Shares.

     (p) "Incentive Stock Option" shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

     (q) "Non-Qualified Stock Option" shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

     (r) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (s) "Other Stock-Based Award" means an Award granted pursuant to Section 11 of the Plan.

     (t) "Participant" shall mean the recipient of an Award granted under the Plan.

     (u) "Performance Award" means an Award granted pursuant to Section 10 of the Plan.

     (v) "Performance Period" means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

     (w) "Plan" shall mean the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan, as the same may be amended from time to time.

     (x) "Restricted Stock" shall mean any Share granted under Section 8.

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     (y) "Restricted Stock Unit" shall mean a contractual right granted under Section 8 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

     (z) "SAR" or "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of a specified number of Shares on the date of exercise, over (ii) the grant price of the right as determined in accordance with Section 7.

     (aa) "Service" shall mean the active performance of services for the Company or an Affiliate by a Participant.

     (bb) "Shares" shall mean shares of the common stock of the Company.

     (cc) "Subsidiary" shall mean any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.

     (dd) "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

     Section 3.   Eligibility.

     (a) Any employee or director of the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

     (b) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards hereunder.

     Section 4.   Administration.

     (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors.

     (b) Each Committee member shall be (i) an "independent director," within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock exchange on which the Shares trade or are quoted, (ii) an "outside director" pursuant to Section 162(m) of the Code, and any regulations issued thereunder, and (iii) a "non-employee director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Act. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act or any Award intended to constitute qualified "performance-based compensation" under Section 162(m) of the Code. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

     (c) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine, if applicable, the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances, cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper

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administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (d) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

     Section 5.   Shares Available for Awards and Award Limits.

     (a) Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan is 1,100,000 (One Million One Hundred Thousand) Shares. The Shares available for issuance under the Plan shall not be reduced for Awards that are required to be settled in cash.

     (b) Notwithstanding anything contained herein to the contrary, and subject to adjustments made in accordance with Section 5(e) hereof:

(i)	no individual Participant may be granted in any fiscal year Awards that are denominated or to be settled in Shares that relate to more than 600,000 Shares;

(ii)	the number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 1,100,000 Shares; and

(iii)

in no event shall there be issued or awarded under this Plan, Full Value Awards with respect to more than 550,000 Shares, provided, however, that Shares underlying any Full Value Award that become available for issuance under the terms of the Plan because such Full Value Award is canceled, terminates, expires or lapses for any reason without the delivery of Shares or of other consideration, shall again be available for grant as a Full Value Award.

     (c) If any Shares covered by an Award that can be settled in Shares or to which such an Award relates, are forfeited, canceled, terminated, expire or lapse, or if such an Award is settled in cash or otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such cash settlement, forfeiture, cancellation, termination, expiration or lapse, shall again be, or shall become, available for issuance under the Plan.

     (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

     (e) If there shall be any change in the Shares or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends), in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall adjust, in an equitable manner, as applicable, the number and kind of shares that may be issued under the Plan, the individual limits, the number and kind of Shares subject to outstanding Awards (including Substitute Awards), the grant or exercise price applicable to outstanding Awards (including Substitute Awards), and the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards (including Substitute Awards), or if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award (including Substitute Awards); provided, however, that subject to Section 10(d), the number of Shares subject to any Award (including Substitute Awards) denominated in Shares shall always be a whole number. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) any such adjustment shall be made in a manner consistent with the requirements of Section 409A of the Code in order for any Options and SARs to remain exempt from the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     (f) If, in accordance with the terms of the Plan, a Participant pays the option exercise price for an Option or satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering to the Company previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the option exercise price for an Option or used to satisfy such tax withholding requirements shall not be added to the aggregate number of Shares available for

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issuance under the Plan and shall no longer be available for grant or issuance under the Plan. In addition, in the event that a Stock Appreciation Right is settled in Shares, the number of Shares subject to the Stock Appreciation Right that are not issued upon exercise of the Stock Appreciation Right shall not be added to the aggregate number of Shares available for issuance under Plan and shall no longer be available for grant or issuance under the Plan.

     Section 6.   Options.

     The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

     (a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

     (b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

     (c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

     (d) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiary corporations (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Shares on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a Participant in tandem with a Nonqualified Stock Option.

     Section 7.   Stock Appreciation Rights.

     (a) The Committee is hereby authorized to grant Stock Appreciation Rights ("SARs") to Participants with such terms and conditions as the Committee shall determine.

     (b) SARs may be granted hereunder to Participants either alone ("freestanding") or in addition to other Awards granted under the Plan ("tandem") and may, but need not, relate to a specific Option granted under Section 6.

     (c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the

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related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

     (d) A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of a Share on the date of grant.

     (e) SARs may be settled in cash or stock, as determined by the Committee at the date of grant or thereafter.

     Section 8.   Restricted Stock and Restricted Stock Units.

     (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

     (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

     (c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

     (d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

     (e) Restricted Stock Units may be settled in cash or stock, as determined by the Committee at the date of grant or thereafter.

     Section 9.   Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants. Issuance of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if and as permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be settled by delivery of cash, Shares, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

     Section 10.   Performance Awards.

     (a) The Committee is hereby authorized to grant Performance Awards to Participants with such terms and conditions as the Committee shall determine.

     (b) Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

     (c) Every Performance Award shall, if the Committee intends that such Award should constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code, include a pre-

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established formula, such that payment, retention or vesting of the Performance Award is subject to the achievement during one or more Performance Periods, as determined by the Committee, of various key performance targets based on one or more business criteria that apply to the individual Participant, one or more business units, operating or reporting segments, of the Company or its Affiliates, or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) the attainment of certain target levels of, or a specified increase in, the Company's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, operational cash flow or working capital, or a component thereof including, without limitation, inventory and accounts receivable; (iv) the attainment of certain target levels of, or a specified decrease relating to, operational costs and other expense targets, or a component thereof or planning or forecasting accuracy; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, market share, operating margin, net income, earnings before income tax or other exclusions, or segment profit; (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders equity or total return to shareholders; (x) the attainment of certain target levels in the fair market value of the Shares; (xi) the growth in the value of an investment in the Shares assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in EBITDA (earnings before interest, taxes, depreciation and amortization); in each case, unless otherwise specified by the Committee at the time of grant, as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices. Except in the case of an Award intended to be qualified "performance-based compensation" under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. For any Award subject to any pre-established formula described herein, the maximum number of shares subject to any such Award denominated in Shares granted in any fiscal year to a Participant shall be 600,000, subject to adjustment as provided in Section 5(e), and the maximum amount that may be paid in respect of a Performance Award denominated in cash or value other than Shares on an annualized fiscal year basis with respect to any Participant shall be $5,000,000. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(c) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

When establishing performance goals for a Performance Period, the Committee may exclude any or all extraordinary items or non-recurring items as determined by the Committee including, without limitation, the charges or costs associated with asset write-downs, litigation judgments or settlements, restructurings, discontinued operations, debt extinguishment charges, reorganizations, acquisitions, divestitures, new licensing arrangements, other unusual or non-recurring items, changes in applicable law and the cumulative effects of accounting changes.

With respect to awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained, which may exclude non-recurring or extraordinary items, and (y) the individual employees or class of employees to which such performance goals apply, in each case no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no awards

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intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

     (d) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to paragraph (c) above. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

     Section 11.   Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 11.

     Section 12.   Effect of Termination of Service on Awards. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Company or any Affiliate prior to the end of a Performance Period or exercise or settlement of such Award, subject to compliance with Section 162(m) and/or Section 409A of the Code, as applicable.

     Section 13.   General Provisions Applicable to Awards.

     (a) Awards shall be granted for no cash consideration or for such cash consideration as may be required by applicable law.

     (b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     (c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. Any payments made on a deferred basis shall comply with the requirements of Section 409A of the Code.

     (d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or the laws of descent and distribution, or pursuant to Section 13(e), and (ii) each Award, and each right under any Award, shall be exercisable during the Participant's lifetime

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only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

     (e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the Beneficiary shall be the Participant's estate.

     (f) All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (g) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants, as it deems appropriate in its sole discretion.

     (h) Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, Dividend Equivalents with respect to the number of Shares covered by an Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents granted in connection with a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award.

     Section 14.   Amendments and Termination.

     (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant in any material respect under any outstanding Award denominated or to be settled in Shares, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

     (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary in any material respect under any Award denominated or to be settled in Shares theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, the Committee's authority under this Section 14(b) is limited in the case of Awards subject to Section 10(c) of the Plan, as set forth in Section 10(d).

     (c) Notwithstanding anything to the contrary herein, without the approval of shareholders, the Committee shall not amend or replace previously granted Options or SARs in a transaction that constitutes a "repricing," which for this purpose means any of the following or any other action that has the same effect, provided, however, that the following transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 5(e) of the Plan:

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(i)	Lowering the exercise price of an Option or SAR after it is granted; and

(ii)

Canceling an Option or a SAR at a time when its exercise price exceeds the fair market value of the underlying Shares, in exchange for another Option or SAR, restricted stock, other equity, cash or property.

     (d) Notwithstanding anything to the contrary herein, the Committee may waive any conditions or rights under, amend any terms of, or suspend, discontinue or terminate any Award that is both denominated and payable in cash without the consent of any relevant Participant or holder or beneficiary of any such type of Award.

     (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     Section 15.   Effect of Change in Control.

     (a) In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the Shares subject to such Option or Stock Appreciation Right, and all restrictions applicable to 100 percent of any outstanding shares of Restricted Stock, Restricted Stock Units, shares of Deferred Stock, Other Stock-Based Awards (including Dividend Equivalents) and Performance Awards (whether payable in Shares or in cash) shall immediately lapse (and any applicable performance targets shall be deemed waived and any applicable performance or deferral periods shall immediately expire) and, to the extent practicable, such acceleration of exercisability, lapse of restrictions and expiration of performance or deferral periods (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to any Shares subject to outstanding Awards.

     (b) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, (i)  cancel any outstanding  Options or Stock Appreciation Rights and pay to the holders thereof in cash the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the Change in Control event, and/or (ii) extend the termination date of any Options or Stock Appreciation Rights and/or determine that any unexercised Options or Stock Appreciation Rights shall convert into Options or Stock Appreciation Rights of the acquiring company on an equitable basis with regard to the number of unexercised Options and Stock Appreciation Rights and the exercise price and, in such circumstance, that all other provisions shall remain unchanged, or, with respect to clauses (i) and (ii) above, take any other action it deems appropriate in its sole and absolute discretion.

     (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other business combination of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     Section 16.   Miscellaneous.

     (a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

     (b) The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or Shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include Shares) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect to any Award under this Plan. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to

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satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer (other than for tax purposes) payments of cash or issuance or delivery of Shares until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Shares (including Shares issuable in respect of an Award) having a Fair Market Value equal to the amount required to be withheld (provided that such amount withheld by the Company shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations) to satisfy, in whole or in part, such withholding obligation.

     (c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide Services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

     (e) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     Section 17.   Effective Date of the Plan. The Plan shall be effective as of August 9, 2010, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the shareholders of the Company at an annual meeting, any special meeting or by written consent of shareholders of the Company within 12 months of the Effective Date, and such approval of shareholders shall be a condition to the right of each Participant to receive any Awards hereunder. Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

     Section 18.   Term of the Plan. This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Committee), and no Award shall be granted under the Plan after such tenth anniversary. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, however, extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Committee to amend the Plan, shall extend beyond such date.

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     Section 19.   Section 409A and 457A of the Code.

     (a) With respect to Awards subject to Section 409A of the Code and all regulations, guidance, compliance programs and other interpretive authority thereunder ("Section 409A"), the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

     (b) Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A) as a result of his or her separation from service shall be delayed until the first day of the seventh month following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid in accordance with the Company's Section 409A -- Specified Employee Policy. All such payments shall be subject to and governed by the Company's Section 409A -- Specified Employee Policy, as such may be amended from time to time, which is hereby incorporated herein by reference.

     (c) A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a "separation from service" within the meaning of Section 409A and the payment thereof prior to a "separation from service" would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a "termination," "termination of employment" or like terms shall mean "separation from service."

     (d) The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder ("Section 457A"), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company's intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

     Section 20.   Awards to Foreign Participants. Awards may be granted to Participants who are foreign nationals or employees or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

     Section 21.   Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

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